                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY



                      -----------------------------------




                            BAYOU STEEL CORPORATION


                                       TO


                  FIRST NATIONAL BANK OF COMMERCE, as Trustee



                              -------------------


                                   Indenture

                               Dated May 22, 1998

                              --------------------



                      -----------------------------------

                 Certain Sections of this Indenture relating to
                        Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


Trust Indenture                                                Indenture
Act Section                                                    Section(s)
---------------                                                ----------

(S)310(a)(1)..................................................  9.9
      (a)(2)................................................... 9.9
      (a)(3)................................................... Not applicable
      (a)(4)................................................... Not applicable
      (a)(5)................................................... 9.9
      (b)...................................................... 9.8; 9.10
      (c)...................................................... Not applicable
(S)311(a)...................................................... 9.13
      (b)...................................................... 9.13
      (c)...................................................... Not applicable
(S)312(a)...................................................... 10.1; 10.2(a)
      (b)...................................................... 10.2(b)
      (c)...................................................... 10.2(c)
(S)313(a)...................................................... 10.3(a)
      (a)(4)................................................... 1.1
      (b)...................................................... 10.3(a)
      (c)...................................................... 10.3(a)
      (d)...................................................... 10.3(b)
(S)314(a)...................................................... 10.4
      (a)(4)................................................... 6.5
      (b)...................................................... 12.2
      (c)(1)................................................... 13.4
      (c)(2)................................................... 13.4
      (c)(3)................................................... 13.4
      (d)...................................................... 12.2; 12.3;
                                                                12.4; 12.5;
                                                                13.2; 13.3;
                                                                13.4; 13.5
      (e)...................................................... 13.6
      (f)...................................................... Not applicable


Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Trust Indenture                                                Indenture
Act Section                                                    Section(s)
---------------                                                ----------

(S)315(a)...................................................... 9.1
      (b)...................................................... 9.2
      (c)...................................................... 9.1
      (d)...................................................... 9.1
      (e)...................................................... 8.14
(S)316(a)...................................................... 1.1
      (a)(1)(A)................................................ 8.2; 8.12
      (a)(1)(B)................................................ 8.13
      (a)(2)................................................... Not applicable
      (b)...................................................... 8.8
      (c)...................................................... 1.4
(S)317(a)(1)................................................... 8.3
      (a)(2)................................................... 8.4
      (b)...................................................... 6.26
(S)318(a)...................................................... 1.7









Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                         Page(s)


                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                           OF GENERAL APPLICATION.........................  2
SECTION 1.1.   Definitions................................................  2
"Act".....................................................................  3
"Affiliate"...............................................................  3
"Agent Members"...........................................................  3
"Aggregate Cash Proceeds".................................................  3
"Applicable Premium"......................................................  3
"Appraiser"...............................................................  3
"Asset Acquisition".......................................................  4
"Asset Backed Entity".....................................................  4
"Asset Sale"..............................................................  4
"Asset Sale Offer"........................................................  5
"Asset Sale Payment Date".................................................  5
"Authenticating Agent"....................................................  5
"Available Amount"........................................................  5
"Average Life"............................................................  5
"Bankruptcy Law"..........................................................  5
"Board of Directors"......................................................  5
"Board Resolution"........................................................  5
"Business Day"............................................................  5
"Capital Stock"...........................................................  5
"Capitalized Lease Obligation"............................................  6
"Cash Equivalents"........................................................  6
"Certificated Securities".................................................  6
"Change of Control".......................................................  6
"Change of Control Date"..................................................  7
"Change of Control Offer".................................................  7
"Change of Control Payment Date"..........................................  7
"Collateral"..............................................................  7
"Collateral Account"......................................................  7
"Collateral Agent"........................................................  7
"Collateral Proceeds".....................................................  8
"Commission"..............................................................  8
"Common Stock"............................................................  8
"Company".................................................................  8
"Company Obligations".....................................................  8

                                                                        Page(s)
                                                                        ------

"Company Request" or "Company Order"......................................  8
"Company Security Agreement"..............................................  8
"Condemnation Award"......................................................  8
"Consolidated Domestic Income Tax Expense"................................  8
"Consolidated Interest Expense"...........................................  9
"Consolidated Interest Income"............................................  9
"Consolidated Net Income".................................................  9
"Consolidated Net Worth"..................................................  9
"Consolidated Recourse Subsidiary"........................................  10
"Corporate Trust Office"..................................................  10
"Corporation".............................................................  10
"Currency Agreement"......................................................  10
"Custodian"...............................................................  10
"Default".................................................................  10
"Defaulted Interest"......................................................  10
"Depositary"..............................................................  10
"Disqualified Stock"......................................................  10
"EBITDA"..................................................................  10
"EBITDA Ratio"............................................................  11
"Event of Default"........................................................  12
"Exchange Act"............................................................  12
"Exchange Global Note"....................................................  12
"Exchange Notes"..........................................................  12
"Financial Advisor".......................................................  12
"Fixtures and Equipment"..................................................  12
"GAAP"....................................................................  12
"Global Securities".......................................................  12
"Guarantee"...............................................................  12
"Holder"..................................................................  13
"Indebtedness"............................................................  13
"Indenture"...............................................................  13
"Independent".............................................................  13
"Initial Notes"...........................................................  14
"Institutional Accredited Investor Global Note"...........................  14
"Institutional Accredited Investor Note"..................................  14
"Intercreditor Agreement".................................................  14
"Interest Payment Date"...................................................  14
"Interest Rate Agreement".................................................  14
"Internal Revenue Code"...................................................  15
"Investment"..............................................................  15
"Issue Date"..............................................................  15
"Joint Venture"...........................................................  15

                                                                        Page(s)
                                                                        -------

"Lenders".................................................................  15
"Lender Secured Property".................................................  15
"Lien"....................................................................  15
"Majority-Owned Non-Recourse Subsidiary"..................................  15
"Majority-Owned Subsidiary"...............................................  15
"Maturity Date"...........................................................  15
"Meyers"..................................................................  16
"Mortgage"................................................................  16
"Mortgaged Facility"......................................................  16
"1998 Issue Date".........................................................  16
"Net Cash Proceeds".......................................................  16
"Net Income"..............................................................  17
"Net Insurance Proceeds"..................................................  17
"Net Interest Expense"....................................................  17
"New Credit Facility".....................................................  17
"Non-Collateral Proceeds".................................................  17
"Non-Recourse Indebtedness"...............................................  17
"Non-Recourse Subsidiary".................................................  18
"Obsolete Assets".........................................................  18
"Offering Memorandum".....................................................  18
"Officer".................................................................  18
"Officers' Certificate"...................................................  18
"Opinion of Counsel"......................................................  18
"Other Consideration".....................................................  18
"Outstanding".............................................................  18
"Paying Agent"............................................................  19
"Permitted Easement"......................................................  19
"Permitted Investment"....................................................  19
"Permitted Liens".........................................................  20
"Permitted Payments"......................................................  22
"Permitted Related Acquisition"...........................................  22
"Person"..................................................................  22
"Preferred Stock".........................................................  22
"Private Exchange Securities".............................................  23
"Private Placement Legend"................................................  23
"Purchase Agreement"......................................................  23
"Qualified Asset Backed Transaction"......................................  23
"Receivables Fees"........................................................  23
"Recourse Subsidiary".....................................................  23
"Reference Period"........................................................  23
"Registered Exchange Offer"...............................................  23
"Registration Rights Agreement"...........................................  23

                                                                        Page(s)
                                                                        -------

"Regular Record Date".....................................................  23
"Regulation S"............................................................  24
"Regulation S Global Note"................................................  24
"Regulation S Legend".....................................................  24
"Regulation S Note".......................................................  24
"Released Interests"......................................................  24
"Released Trust Moneys"...................................................  24
"Responsible Officer".....................................................  24
"Restricted Investment"...................................................  24
"Restricted Payment"......................................................  24
"Restricted Period".......................................................  25
"Retained Trust Moneys"...................................................  25
"Rule 144A"...............................................................  25
"Rule 144A Global Note"...................................................  25
"Rule 144A Note"..........................................................  25
"Sale and Leaseback Transaction"..........................................  25
"Securities"..............................................................  25
"Security Documents"......................................................  25
"Security Register" and "Security Registrar"..............................  25
"Special Record Date".....................................................  25
"Standard Securitization Undertakings"....................................  26
"Stated Maturity".........................................................  26
"Steel Business Assets"...................................................  26
"Subsidiary"..............................................................  26
"Subsidiary Guarantee"....................................................  26
"Subsidiary Security Agreement"...........................................  26
"Transaction".............................................................  26
"Treasury Rate"...........................................................  26
"Trust Moneys"............................................................  27
"Trust Moneys Release Notice".............................................  27
"Trustee".................................................................  27
"Trust Indenture Act".....................................................  27
"Trust Officer"...........................................................  27
"U.S. Government Obligations".............................................  28
"Valuation Date"..........................................................  28
"Vice President"..........................................................  28
"Wholly-Owned Non-Recourse Subsidiary"....................................  28
"Wholly-Owned Recourse Subsidiary"........................................  28
"Wholly-Owned Subsidiary".................................................  28
"Withdrawal Notice".......................................................  28
SECTION 1.2.  Compliance Certificates and Opinions........................  28
SECTION 1.3.  Form of Documents Delivered to Trustee......................  29

                                                                        Page(s)
                                                                        -------

SECTION 1.4.  Acts of Holders; Record Dates...............................  30
SECTION 1.5.  Notices, Etc. to Trustee, Company and Subsidiary Guarantors.  31
SECTION 1.6.  Notice to Holders; Waiver...................................  31
SECTION 1.7.  Conflict with Trust Indenture Act...........................  32
SECTION 1.8.  Effect of Headings and Table of Contents....................  32
SECTION 1.9.  Successors and Assigns......................................  32
SECTION 1.10. Separability Clause.........................................  32

                                                                        Page(s)
                                                                        -------


SECTION 1.11.  Benefits of Indenture.....................................   32
SECTION 1.12.  Governing Law.............................................   32
SECTION 1.13.  Legal Holidays............................................   32
SECTION 1.14.  Immunity of Incorporators, Stockholders,
               Officers and Directors....................................   33


                                  ARTICLE II

                               SECURITY FORMS............................   33
SECTION 2.1.   Forms Generally...........................................   33


                                  ARTICLE III

                                THE SECURITIES...........................   40
SECTION 3.1    Amount Unlimited; Issuable in Series; Title and
               Terms of the 1998 Securities..............................   40
SECTION 3.2.   Transfer and Exchange.....................................   42
SECTION 3.3.   Execution, Authentication, Delivery and Dating............   48
SECTION 3.4.   Temporary Securities......................................   49
SECTION 3.5.   Registration..............................................   49
SECTION 3.6.   Mutilated, Destroyed, Lost and Stolen Securities..........   49
SECTION 3.7.   Payment of Interest; Interest Rights Preserved............   50
SECTION 3.8.   Persons Deemed Owners.....................................   51
SECTION 3.9.   Cancellation..............................................   52
SECTION 3.10.  Computation of Interest...................................   52

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE.....................   52

SECTION 4.1.   Satisfaction and Discharge of Any Series..................   52
SECTION 4.2.   Application of Monies for Satisfaction and  Discharge.....   54
SECTION 4.3.   Satisfaction and Discharge of Indenture...................   54

                                   ARTICLE V

                                 REDEMPTION..............................   54
SECTION 5.1.   Applicability of Article..................................   54
SECTION 5.2.   Notices to Trustee........................................   54
SECTION 5.3.   Selection of Securities To Be Redeemed....................   55
SECTION 5.4.   Notice of Redemption......................................   55

                                                                        Page(s)
                                                                        -------


SECTION 5.5.   Effect of Notice of Redemption............................   56
SECTION 5.6.   Deposit of Redemption Price...............................   56
SECTION 5.7.   Securities Redeemed in Part...............................   57
SECTION 5.8.   Optional Redemption.......................................   57


                                  ARTICLE VI

                                  COVENANTS..............................   58
SECTION 6.1.   Payment of Securities.....................................   58
SECTION 6.2.   Maintenance of Office or Agency...........................   58
SECTION 6.3.   Corporate Existence.......................................   59
SECTION 6.4.   Payment of Taxes and Other Claims; Tax Consolidation......   59
SECTION 6.5.   Compliance Certificates...................................   59
SECTION 6.6.   SEC Reports...............................................   60
SECTION 6.7.   Waiver of Stay, Extension or Usury Laws...................   61
SECTION 6.8.   Maintenance of Properties; Insurance; Books and
               Records; Compliance with Law..............................   61
SECTION 6.9.   Limitations on Indebtedness...............................   62
SECTION 6.10.  Limitation on Liens.......................................   65
SECTION 6.11.  Limitation on the Issuance of Preferred Stock by
               Recourse Subsidiaries.....................................   66
SECTION 6.12.  Intentionally Omitted.....................................   66
SECTION 6.13.  Limitations on Restricted Payments........................   66
SECTION 6.14.  Limitations on Transactions with Stockholders and
               Affiliates................................................   68
SECTION 6.15.  Restrictions on Asset Sales...............................   69
SECTION 6.16.  Limitation on Dividend and Other Payment Restrictions
               Affecting Recourse Subsidiaries...........................   73
SECTION 6.17.  Limitation on Sale and Leaseback Transactions.............   74
SECTION 6.18.  Intentionally Omitted.....................................   74
SECTION 6.19.  Change of Control.........................................   74
SECTION 6.20.  Limitations as to Non-Recourse Subsidiaries...............   76
SECTION 6.21.  Impairment of Security Interest...........................   76
SECTION 6.22.  Conflicting Agreements....................................   76
SECTION 6.23.  Amendment to Security Documents...........................   77
SECTION 6.24.  Inspection................................................   77
SECTION 6.25.  Use of Proceeds...........................................   77
SECTION 6.26.  Money for Security Payments to Be Held in Trust...........   77
SECTION 6.27.  Limitation on Improvements to the Released Property.......   79

                                                                        Page(s)
                                                                        -------


                                  ARTICLE VII

                             SUCCESSOR CORPORATION.......................   79
SECTION 7.1.   Merger and Consolidation..................................   79
SECTION 7.2.   Surviving Person Substituted..............................   80

                                  ARTICLE VIII

                              EVENTS OF DEFAULT..........................   81
SECTION 8.1.   Events of Default.........................................   81
SECTION 8.2.   Acceleration of Maturity; Rescission and
               Annulment.................................................   83
SECTION 8.3.   Collection of Debt and Suits for Enforcement by
               Trustee...................................................   84
SECTION 8.4.   Trustee May File Proofs of Claims.........................   85
SECTION 8.5.   Trustee May Enforce Claims Without Possession
               of Securities.............................................   86
SECTION 8.6.   Application of Money Collected............................   86
SECTION 8.7.   Limitation on Suits.......................................   87
SECTION 8.8.   Unconditional Right of Holders to Receive
               Principal and Interest....................................   87
SECTION 8.9.   Restoration of Rights and Remedies........................   88
SECTION 8.10.  Rights and Remedies Cumulative............................   88
SECTION 8.11.  Delay or Omission Not Waiver..............................   88
SECTION 8.12.  Control by Holders........................................   88
SECTION 8.13.  Waiver of Past Defaults...................................   89
SECTION 8.14.  Undertaking for Costs.....................................   89
SECTION 8.15.  Waiver of Stay or Extension Laws..........................   90
SECTION 8.16.  Collection Suit by Trustee................................   90

                                   ARTICLE IX

                                   THE TRUSTEE...........................   90
SECTION 9.1.   Certain Duties and Responsibilities.......................   90
SECTION 9.2.   Notice of Defaults........................................   91
SECTION 9.3.   Certain Rights of Trustee.................................   91
SECTION 9.4.   Not Responsible for Recitals or Issuance of
               Securities................................................   92
SECTION 9.5.   May Hold Securities.......................................   93
SECTION 9.6.   Money Held in Trust.......................................   93
SECTION 9.7.   Compensation and Reimbursement............................   93
SECTION 9.8.   Disqualification; Conflicting Interests...................   94

                                                                        Page(s)
                                                                        -------

SECTION 9.9.   Corporate Trustee Required; Eligibility...................   94
SECTION 9.10.  Resignation and Removal; Appointment of
               Successor.................................................   94
SECTION 9.11.  Acceptance of Appointment by Successor....................   96
SECTION 9.12.  Merger, Conversion, Consolidation or
               Succession to Business....................................   96
SECTION 9.13.  Preferential Collection of Claims Against
               Company...................................................   97
SECTION 9.14.  Appointment of Authenticating Agent.......................   97

                                   ARTICLE X

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY........   99
SECTION 10.1.  Company to Furnish Trustee Names and
               Addresses of Holders......................................   99
SECTION 10.2.  Preservation of Information; Communications to
               Holders...................................................   99
SECTION 10.3.  Reports by Trustee........................................  100
SECTION 10.4.  Reports by Company........................................  100


                                   ARTICLE XI

                             SUPPLEMENTAL INDENTURES.....................  100
SECTION 11.1.  Supplemental Indentures without Consent of
               Holders...................................................  100
SECTION 11.2.  Supplemental Indentures with Consent of
               Holders...................................................  102
SECTION 11.3.  Execution of Supplemental Indentures......................  103
SECTION 11.4.  Effect of Supplemental Indentures.........................  103
SECTION 11.5.  Conformity with Trust Indenture Act.......................  104
SECTION 11.6.  Reference in Securities to Supplemental
               Indentures................................................  104

                                  ARTICLE XII

                           COLLATERAL AND SECURITY.......................  104
SECTION 12.1.  Collateral and Security Documents.........................  104
SECTION 12.2.  Recording and Opinions....................................  105
SECTION 12.3.  Release of Collateral.....................................  106
SECTION 12.4.  Possession and Use of Collateral..........................  107
SECTION 12.5.  Specified Releases of Collateral..........................  107
SECTION 12.6.  Disposition of Collateral Without Release.................  110

                                                                        Page(s)
                                                                        -------

SECTION 12.7.  Form and Sufficiency of Release...........................  110
SECTION 12.8.  Purchaser Protected.......................................  111
SECTION 12.9.  Authorization of Actions To Be Taken by The
               Trustee Under the Security Documents......................  111
SECTION 12.10. Authorization of Receipt of Funds by the
               Trustee Under the Security Documents......................  111

                                  ARTICLE XIII

                           APPLICATION OF TRUST MONEYS...................  112
SECTION 13.1.  Collateral Account........................................  112
SECTION 13.2.  Withdrawals of Insurance Proceeds and Condemnation Awards.  112
SECTION 13.3.  Withdrawal of Trust Moneys for Asset Sale Offer...........  113
SECTION 13.4.  Withdrawal of Trust Moneys for Permitted Related
               Acquisitions..............................................  114
SECTION 13.5.  Withdrawal of Trust Moneys for Retention by
               the Company or its Subsidiaries...........................  115
SECTION 13.6.  Withdrawals of Proceeds from Certain Sales of Securities..  116
SECTION 13.7.  Investment of Trust Moneys................................  117


                                  ARTICLE XIV

                     DEFEASANCE AND COVENANT DEFEASANCE..................  117
SECTION 14.1.  Company's Option to Effect Defeasance or
               Covenant Defeasance.......................................  118
SECTION 14.2.  Defeasance and Discharge..................................  118
SECTION 14.3.  Covenant Defeasance.......................................  118
SECTION 14.4.  Conditions to Defeasance or Covenant Defeasance...........  119
SECTION 14.5.  Deposited Money and U.S. Government Obligations to be
               held in Trust; Other Miscellaneous Provisions.............  121
SECTION 14.6.  Reinstatement.............................................  122


                                   ARTICLE XV

                                  INTERVENTION...........................  122
SECTION 15.1.  Intervention..............................................  122

ANNEX

ANNEX A    Terms of Subsidiary Guarantee

EXHIBITS

EXHIBIT A  Form of Initial Note
EXHIBIT B  Form of Exchange Note
EXHIBIT C  Form of Company Security Agreement
EXHIBIT D  Form of Mortgage (Louisiana)
EXHIBIT E  Form of Subsidiary Security Agreement
EXHIBIT F  Form of Intercreditor Agreement
EXHIBIT G  Survey of Lucien Gassen, P.L.S.

                                                       UNITED STATES OF
INDENTURE
                                                            AMERICA
 BY
BAYOU STEEL CORPORATION                                STATE OF LOUISIANA
 TO
FIRST NATIONAL BANK OF COMMERCE,                       PARISH OF ORLEANS
AS TRUSTEE

          On this 22nd day of May 1998, before the undersigned, a Notary Public duly commissioned and qualified in and for the above State and Parish and in the presence of the undersigned competent witnesses, personally came and appeared:

     BAYOU STEEL CORPORATION, a Delaware corporation (herein called the "Company"), the Federal Employer Identification Number of which is 72-1125783, represented herein by Richard J. Gonzalez, its Vice President, duly authorized by resolutions of the Board of Directors of the Company;

          Mailing address:    P.O. Box 5000
                              River Road
                              LaPlace, LA  70069;

     RIVER ROAD REALTY CORPORATION, a Louisiana corporation, the Federal Employer Identification Number of which is 72-1162713, represented herein by Richard J. Gonzalez, its Vice President, duly authorized by resolutions of the Board of Directors of River Road Realty Corporation;

          Mailing address:    P.O. Box 5000
                              River Road
                              LaPlace, LA  70069;

     BAYOU STEEL CORPORATION (TENNESSEE), a Delaware corporation, the Federal Employer Identification Number of which is 62-1596494, represented herein by Richard J. Gonzalez, its Vice President, duly authorized by resolutions of the Board of Directors of Bayou Steel Corporation (Tennessee);

          Mailing address:    P.O. Box 5000
                              River Road
                              LaPlace, LA  70069; and

     FIRST NATIONAL BANK OF COMMERCE, a national banking association, as Trustee (herein called the "Trustee"), the Federal Employer Identification Number of which is 72-0269760, represented by Denis Milliner, its Vice President and Trust Officer.

          Mailing address:    Trust Department
                              210 Baronne Street
                              New Orleans, LA  70112

who declared as follows:

                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its 9 1/2% First Mortgage Notes due 2008 (herein called the "1998 Initial Notes") of substantially the tenor and amount hereinafter set forth and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 9 1/2% First Mortgage Notes due 2008 (the "1998 Exchange Notes" and, together with the 1998 Initial Notes, the "1998 Securities"), and to provide therefor, and to provide for the issuance of additional Securities from time to time as contemplated hereby, the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the 1998 Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company and the Subsidiary Guarantors, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the 1998 Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


 SECTION 1.1.  Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                                                                               3
          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

           "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

          "Affiliate" means, with respect to any specific Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specific Person. For the purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, or by agreement or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Agent Members" has the meaning specified in Section 2.1(d).

           "Aggregate Cash Proceeds" has the meaning specified in Section 6.13.

          "Applicable Premium" means, with respect to a 1998 Security at any redemption date, the greater of (i) 1.0% of the principal amount of such 1998 Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such 1998 Security at 2003 (such redemption price being described in Section 5.8(a) hereof) plus (2) all required interest payments due on such 1998 Security through May 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such 1998 Security.

          "Appraiser" means a Person who in the course of its business appraises property and, where real property is involved, who is a member in good standing of the Appraisal Institute, recognized and licensed to do business in the jurisdiction where the applicable real property is situated, and who may be employed by the Company.

          "Asset Acquisition" means (i) any capital contribution (by means of transfer of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock by the

Company or any of its Recourse Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Recourse Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

          "Asset Backed Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or inventory and related assets) which engages in no activities other than in connection with the financing of accounts receivable or inventory and which is designated by the Board of Directors of the Company (as provided below) as an Asset Backed Entity, (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings) or (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable or inventory, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (excluding the granting of Permitted Liens) of property, rights or assets to any Person (including any Non-Recourse Subsidiary), other than (a) pursuant to the sale of accounts receivable and inventory and related assets of the type specified in the definition of "Qualified Asset Backed Transaction" to an Asset Backed Entity for the fair market value thereof, (b) to the Company or a Recourse Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Capital Stock of any Recourse Subsidiary of the Company or (ii) any other property or asset of the Company or any Recourse Subsidiary of the Company, (c) sales of products in the ordinary course of business and (d) sales of Capital Stock of the Company.

           "Asset Sale Offer" has the meaning specified in Section 6.15(b).

           "Asset Sale Payment Date" has the meaning specified in Section
6.15(c).

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 9.14 to act on behalf of the Trustee to authenticate Securities.

          "Available Amount" means the sum of Net Cash Proceeds of Asset Sales less the sum of Net Cash Proceeds (i) previously applied to Permitted Related Acquisitions, (ii) from the sale of Obsolete Assets not exceeding an aggregate fair market value of $2,000,000 in any year, (iii) of $1,000,000 and (iv) retained by the Company following an Asset Sale Offer that is not fully subscribed as contemplated under Section 6.15.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of the years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bankruptcy Law" means Title 11, United States Code or any similar Federal or state law for the relief of debtors, as amended.

          "Board of Directors" means either the board of directors of the Company or its Subsidiaries, as the case may be, or any duly authorized committee of such boards or any duly authorized committee consisting of one or more officers and/or directors of the Company, as the case may be.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or its Subsidiaries, as the case may be, to have been duly adopted by the Board of Directors of the Company or its Subsidiaries, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or New Orleans are authorized or obligated by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, warrants, options or other equivalents (however designated and whether voting or non-voting) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether outstanding on the date of the Indenture or thereafter issued, including, without limitation, all Common Stock and Preferred Stock.

          "Capitalized Lease" means as applied to any Person, any lease of any property (whether real, personal or mixed) the discounted present value of the rental obligations of such Person as lessee under which, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

          "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease.

          "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poors Rating Service or at least P-1 by Moody's Investor Service.

           "Certificated Securities" has the meaning set forth in Section
2.1(e).

           "Change of Control" means the occurrence of one or more of the following events:

          (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than an Affiliate of the Company;

          (b) the consummation of any consolidation or merger of the Company with or into another corporation with the effect that the stockholders of the Company as of the date of the Indenture hold less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger or the corporation resulting from such consolidation ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

          (c) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; and

          (d) a Person or Group of Persons (other than management of the Company and their respective Affiliates) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing a majority of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

          For purposes of this definition, the following shall not be considered a Change of Control:

               (i) Transfers of Capital Stock of the Company among (A) Meyers;
     (B) any son, daughter, stepson, stepdaughter or spouse of Meyers; (C) any lineal descendant of an individual referred to in clause (A) or (B); (D) any trust in which one or more of the Persons referred to in clause (A),
     (B) or (C) are principal beneficiaries; and (E) any entity described in
     Section 501(c)(3) of the Internal Revenue Code, over which one or more of the Persons (and no other Person) referred to in clause (A), (B) or (C) actually has and exercises control; provided, that, if at any time any Person other than a Person referred to in clause (A), (B) or (C) has the ability to exercise control (whether or not shared) over any such entity, any securities of the Company then owned by such entity shall be deemed to be beneficially owned by a Person or Group of Persons other than a Person referred to in clause (A), (B) or (C) for purpose of determining whether a Change of Control has occurred; or

               (ii) A merger resulting in the proportionate interest of the Class B Common Stock held by Bayou Steel Properties Limited being held by Bayou Steel Properties Limited's shareholders, provided such transaction shall have no adverse effect on the Company.

          "Change of Control Date" has the meaning specified in Section 6.19.

          "Change of Control Offer" has the meaning specified in Section 6.19.

          "Change of Control Payment Date" has the meaning specified in Section 6.19.

          "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to the Lien of the Security Documents.

          "Collateral Account" means the collateral account to be established pursuant to the Indenture.

          "Collateral Agent" means the Trustee in its capacity as agent for the Holders under the Security Documents.

          "Collateral Proceeds" means the Net Cash Proceeds received by the Collateral Agent from the sale of Collateral.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Obligations" has the meaning specified in Section 12.1(a).

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Company Security Agreement" means the security agreement dated as of the date hereof between the Company and the Trustee, in substantially the form attached hereto as Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

          "Condemnation Award" means any proceeds, award or payment paid to the mortgagee or beneficiary under the Mortgages relating to any taking of the Collateral subject to such Mortgage by condemnation or eminent domain or similar action or sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, any part of the Collateral, together with interest accrued thereon, less all reasonable expenses incurred by the mortgagee or beneficiary in connection with obtaining such award.

          "Consolidated Domestic Income Tax Expense" of any Person for any period means, without duplication, the aggregate amount of net U.S. taxes based on income or profits for such period of the operations of such Person and its Consolidated Recourse Subsidiaries, determined in accordance with GAAP (to the extent such income or profits were included in computing Consolidated Net Income).

          "Consolidated Interest Expense" of any Person for any period means the sum of (a) the interest expense (including amortization of original issue discount and non-cash interest payments or accruals) of such Person and its Consolidated Recourse Subsidiaries for such period and (b) to the extent not included in clause (a), all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing, the net cost associated with Interest Rate Agreements and Currency Agreements, amortization of other financing fees and expenses and the interest portion of any deferred payment obligation.

          "Consolidated Interest Income" of any Person means all amounts that would be included under interest income on a consolidated income statement of such Person and its Consolidated Recourse Subsidiaries determined in accordance with GAAP, less accreted amounts attributable to original issue discount securities prior to the receipt thereof and other non-cash interest payments or accruals.

          "Consolidated Net Income" of any Person for any period means the Net Income of such Person and its Consolidated Recourse Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (i) the Net Income of any Person (other than a Consolidated Recourse Subsidiary) in which such Person or any of its Consolidated Recourse Subsidiaries has a joint interest with a third party except to the extent of the amount of dividends or distributions actually paid to such Person or a Recourse Subsidiary during such period; (ii) except to the extent includable pursuant to the foregoing clause (i), the Net Income of any Person accrued prior to the date it becomes a Recourse Subsidiary of such Person or is merged into or consolidated with such Person or any of its Recourse Subsidiaries or that Person's assets are acquired by such Person or any of its Recourse Subsidiaries; (iii) the Net Income (if positive), or any portion thereof, of any Recourse Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Recourse Subsidiary to such Person or to any other Recourse Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Recourse Subsidiary; (iv) without duplication, any gains or losses attributable to Asset Sales; (v) Net Income, arising from the adoption of changes in accounting policy to comply with GAAP or voluntarily by the Company with the consent of its independent auditors that so qualify under Regulation S-X of the Securities Act; (vi) Net Income arising in connection with a merger, combination or consolidation that is accounted for as a pooling of interests; and (vii) foreign currency translation gains and losses.

          "Consolidated Net Worth" of any Person means as of any date all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Consolidated Recourse Subsidiaries determined in accordance with GAAP.

          "Consolidated Recourse Subsidiary" of any Person means a Recourse Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated Subsidiary.

          "Corporate Trust Office" means the principal office of the Trustee in New Orleans at which at any particular time its corporate trust business shall be administered.

          "Corporation" means a corporation, association, company, joint-stock company or business trust.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after the giving of notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 3.7.

          "Depositary" means The Depository Trust Company, its nominees and their respective assigns, or such other depository institution hereinafter appointed by the Company.

          "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, the final maturity date of the Securities.

          "EBITDA" of any Person for any period means the sum of (a) Consolidated Net Income of such Person; (b) Consolidated Domestic Income Tax Expense of such Person; (c) Consolidated Interest Expense of such Person; and
(d) depreciation and amortization expense determined on a consolidated basis for such Person and its Consolidated Recourse Subsidiaries in accordance with GAAP for such period; and (e) other non-cash charges; provided, that the amounts set forth in clauses (b), (c), (d) and (e) will be included only to the extent such amounts were deducted in computing Consolidated Net Income. Notwithstanding the foregoing, the amounts set forth in clauses (b), (c), and (d) in respect of a Recourse Subsidiary of a Person shall be added to Consolidated Net Income to compute EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Recourse Subsidiary was included in calculating the Consolidated Net Income of such Person.

          "EBITDA Ratio" means the ratio, on a pro forma basis, of (a) EBITDA of any Person for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the EBITDA Ratio (the "Transaction Date") to (b) the Net

Interest Expense of such Person during such Reference Period; provided, that in making such computation, (i) the incurrence of the Indebtedness giving rise to the need to calculate the EBITDA Ratio and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period; (ii) Asset Sales and Asset Acquisitions which occur during the Reference Period or subsequent to the Reference Period but prior to the Transaction Date (but including any Asset Acquisition to be made with such Indebtedness) shall be assumed to occur on the first day of the Reference Period; (iii) the issuance of any Indebtedness (other than Indebtedness borrowed under a revolving credit or similar arrangement which Indebtedness is not outstanding on the Transaction
Date) during the Reference Period or subsequent to the Reference Period but prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period; (iv) the Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being incurred but not including Indebtedness borrowed under a revolving credit or similar arrangement which Indebtedness is not outstanding on the Transaction Date) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, unless such Person or any of its Recourse Subsidiaries is a party to an Interest Rate Agreement which has the effect of reducing the interest rate below the rate on the date of computation, in which case such lower rate shall be used; (v) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any Indebtedness which was outstanding during and subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Interest Expense actually incurred with respect to Indebtedness borrowed under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date and (vi) if the transaction giving rise to the need to calculate the EBITDA Ratio is an Asset Acquisition, in calculating Consolidated Net Income for the Reference Period, there shall be deducted from the calculation of expenses all cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith (i) would have been achieved during the Reference Period as a result of such Asset Acquisition, (ii) are directly attributable to such Asset Acquisition and (iii) will have a recurring impact on the Company (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission); provided, that both (A) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an officer's certificate delivered to the Trustee at the time of the consummation of the Asset Acquisition, (B) with respect to each Asset Acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such Asset Acquisition to effect the Cost Savings Measures identified in such officer's certificate (regardless, however, of whether the corresponding cost savings were ultimately achieved). For the purposes of making the computation referred to in the preceding sentence, Asset Sales and Asset Acquisitions which have been made by any Person which has become a Recourse Subsidiary of the Company or been merged with or into the Company or any Recourse Subsidiary of the Company during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date shall be calculated on a pro forma basis (including all of the calculations referred to in numbers (i) through (vi) of the preceding sentence) assuming such Asset Sales or Asset Acquisitions occurred on the first day of the Reference Period.

          "Event of Default" has the meaning specified in Section 8.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Global Note" has the meaning specified in Section 2.1(a).

          "Exchange Notes" means the 1998 Exchange Notes and any other notes of the Company issued in exchange for Initial Notes pursuant to an exchange and registration rights agreement substantially in the form of the Registration Rights Agreement.

          "Financial Advisor" means an investment banking firm of national reputation which (except as otherwise expressly provided in this Indenture) may be employed by the Company.

          "Fixtures and Equipment" means fixtures, machinery, tools, equipment (including rolling equipment classified as inventory on the Company's books and records) and similar personal property.

          "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

          "Global Securities" has the meaning specified in Section 2.1(a).

          "Guarantee" means, as applied to any Indebtedness, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Indebtedness, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such Indebtedness, including, without limiting the foregoing, the payment of amounts drawn under letters of credit. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (unless such Guarantee shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" of any Person means at any date, without duplication,
(a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (c) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables; (d) all Capitalized Lease Obligations of such Person; (e) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be limited to the fair market value of the asset; (f) to the extent not otherwise included, all obligations under Interest Rate Agreements and Currency Agreements; (g) all Guarantees of such Person in respect of Indebtedness of others; and (h) all Disqualified Stock issued by such Person and all Preferred Stock issued by the Recourse Subsidiaries of such Person (the amount of Indebtedness represented by any Disqualified Stock or Preferred Stock will be the greater of the voluntary or involuntary liquidation preference thereof).

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor in respect of the Securities or in any Affiliate of the Company or such other obligor and (c) is not an officer, employee, promotor, underwriter, trustee, partner, director or person performing similar functions to any of the foregoing for the Company or such other obligor or any Affiliate thereof. Whenever it is provided in the Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

          "Initial Notes" means the 1998 Initial Notes and any other series of Securities issued pursuant to this Indenture, prior to the exchange thereof for Exchange Notes.

          "Institutional Accredited Investor Global Note" has the meaning specified in Section 2.1(a).

          "Institutional Accredited Investor Note" has the meaning specified in
Section 2.1(a).

          "Integral Fixtures and Equipment" means all Fixtures and Equipment now or hereafter located at the Mortgaged Facility other than (i) all vehicles and mobile equipment subject to certificate of title laws, in each instance with a fair market value of $100,000 or less and (ii) any Fixtures and Equipment acquired (whether such acquisition is denominated as a purchase, a Capitalized Lease or otherwise) by the Company or a Recourse Subsidiary after the date of this Indenture and whose (x) acquisition adds supplemental production, handling or performance capacity to the Mortgaged Facility rather than merely replacing Fixtures and Equipment forming part of the Mortgaged Facility as in existence immediately prior to the acquisition in question and (y) subsequent removal from service will have no material adverse impact on the operations in the ordinary course of business of the Mortgaged Facility as in existence immediately prior to the acquisition in question, in each instance under clauses (x) or (y), as conclusively established by a Board Resolution.

          "Intercreditor Agreement" means the Intercreditor Agreement dated of even date herewith between the Trustee and The Chase Manhattan Bank, as agent for the financial institutions parties to the New Credit Facility, in substantially the form of Exhibit F hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Interest Payment Date" when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

          "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge agreement, to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of the Indenture or becomes a party or a beneficiary thereafter.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "Investment" of any Person means all investments in other Persons in the form of loans, advances or capital contributions of cash or other assets (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), and purchases (or other acquisitions for consideration) or Guarantees of Indebtedness, Capital Stock or other securities issued by any other Person.

          "Issue Date" when used with respect to any Security, means the original date of issuance of such Security.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

          "Lenders" means the lenders who are from time to time parties to the New Credit Facility.

          "Lender Secured Property" means the properties and assets of the Company, and the proceeds thereof, that secure the obligations of the Company under the New Credit Facility.

          "Lien" means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property. For the purposes of the Indenture and the Security Documents, the Company and its Subsidiaries shall be deemed to own subject to a Lien any property which they have acquired or hold subject to the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such property.

          "Majority-Owned Non-Recourse Subsidiary" means a Majority-Owned Subsidiary that is a Non-Recourse Subsidiary.

          "Majority-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which more than 50% of the Capital Stock (other than any director's qualifying stock), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, is owned by such Person or another Majority-Owned Subsidiary of such Person.

          "Maturity Date" when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, Asset Sale Offer, Change of Control Offer or otherwise.

          "Meyers" means Howard M. Meyers, an individual with a business address on the 1998 Issue Date at 2777 Stemmons Freeway, Dallas, Texas.

          "Mortgage" means each mortgage (or deed of trust), dated as of the date hereof, between the Company and the Trustee or between a Recourse Subsidiary of the Company and the Trustee, in either case in substantially the form of Exhibit D, as the same may be amended, supplemented or modified from time to time in accordance with its terms.

          "Mortgaged Facility" means the real property interests in the minimill, stocking location and land owned by the Company and its Recourse Subsidiaries in LaPlace, Louisiana and the real property interests in all other real property additions or improvements now or hereafter located on such land, together with all additions or improvements thereto, which term shall be deemed to exclude the Released Property, if any.

          "1998 Exchange Notes" has the meaning specified in the recitals hereto.

          "1998 Initial Notes" has the meaning specified in the recitals hereto.

          "1998 Issue Date" means the Issue Date of the 1998 Initial Notes.

          "1998 Securities" has the meaning specified in the recitals hereto.

          "Net Cash Proceeds" from a sale, transfer or other disposition (other than from the granting of a Permitted Lien thereon) of properties or assets means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such sale, transfer or other disposition, and in each case net of appropriate amounts to be provided by the Company or its Recourse Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such assets and retained by the Company or any Recourse Subsidiary after such sale, transfer or other disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Recourse Subsidiaries in connection with such sale, transfer or other disposition (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Securities) and net of all payments made on any

Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets or which must by its terms, or in order to obtain a necessary consent to such asset disposition, or by applicable law be repaid out of the proceeds from such sale, transfer or other disposition, and net of all distributions and other payments made to minority interest holders in Subsidiaries or Joint Ventures as a result of such sale, transfer or other disposition.

          "Net Income" of any Person for any period means the net income (loss) of such Person for such period, determined in accordance with GAAP, except that
(i) extraordinary items, (ii) unusual and non-recurring gains and losses and
(iii) unusual and non-recurring expenses, in the case of clauses (i), (ii) and
(iii) as determined in accordance with GAAP, shall be excluded; provided, that non-recurring expenses shall not be excluded if the event or circumstances giving rise to such expenses is continuing or exists on the last day of the period for which Net Income is calculated.

          "Net Insurance Proceeds" means all proceeds paid to the Collateral Agent or any mortgagee or beneficiary under the Security Documents relating to damage to, or loss or destruction of, improvements on equipment constituting Collateral, together with interest earned thereon, less all reasonable expenses incurred by the Collateral Agent, mortgagee or beneficiary in connection with obtaining such proceeds.

          "Net Interest Expense" means the difference between Consolidated Interest Expense and Consolidated Interest Income; provided, that such amount shall not be less than zero.

          "New Credit Facility" means the Credit Agreement, dated as of May 22, 1998, among the Company, the Lenders named therein, or any renewal, replacement, refinancing or continuation thereof as each of the foregoing may be amended, supplemented or otherwise modified from time to time.

          "Non-Collateral Proceeds" means the Net Cash Proceeds of any Asset Sale that does not represent Collateral Proceeds.

          "Non-Recourse Indebtedness" means Indebtedness of a Non-Recourse Subsidiary where (a) neither the Company nor any Recourse Subsidiary: (i) provides any Guarantee or credit support for such Indebtedness (including any undertaking, guaranty, indemnity, agreement or instrument which would constitute Indebtedness); or (ii) is directly or indirectly liable for such Indebtedness; and (b) no default with respect to such Indebtedness (including any rights which the holder thereof may have to take enforcement action against such Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder or holders of other Indebtedness of the Company or any Recourse Subsidiary (excluding Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-Recourse Subsidiary" means a special purpose Subsidiary of the Company or any of its Subsidiaries formed to acquire securities or assets of a third party and which, in any case, (i) has no Indebtedness other than Non-Recourse Indebtedness and (ii) does not, directly or indirectly, own any Indebtedness, stock or securities of, and has no Investment in, the Company or any Recourse Subsidiary.

           "Obsolete Assets" has the meaning specified in Section 6.15(b).

          "Offering Memorandum" means the Offering Memorandum dated May 19, 1998 pursuant to which the 1998 Initial Notes were offered.

          "Officer" means any of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

          "Officers' Certificate" means, when used with respect to the Company or any Subsidiary Guarantor, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or the Chief Financial Officer of the Company or such Subsidiary Guarantor, as the case may be, or any other officer identified by any of the foregoing officers in an Officers' Certificate to be an executive officer of the Company or such Subsidiary Guarantor, as the case may be, and the Secretary, an Assistant Secretary or the Controller of the Company or such Subsidiary Guarantor, as the case may be. One of the officers signing an Officers' Certificate given pursuant to Section 6.5 shall be the principal executive, financial or accounting officer of the Company or the applicable Subsidiary Guarantor, as the case may be.

          "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or who may be other counsel satisfactory to the Trustee.

          "Other Consideration" has the meaning specified in Section 6.15(a).

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

               (iii) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

          "Permanent Regulation S Global Note" has the meaning specified in
Section 2.1(a).

          "Permitted Easement" means all rights-of-way, easements, rights of use or similar rights (generally designated under Louisiana law as "servitudes") granted by the Company over the Mortgaged Facility for the purpose of constructing and operating a Released Property Facility which, in the aggregate, do not materially (i) diminish the value of the Mortgaged Facility or (ii) interfere with the ordinary conduct of the business of the Company and its Recourse Subsidiaries, in each instance under clauses (i) or (ii), as conclusively established by a Board Resolution.

          "Permitted Investment" means (i) advances and loans to, and Investments in, any Recourse Subsidiary by the Company and advances or loans to, and Investments in, the Company or any Recourse Subsidiary of the Company by any Subsidiary; (ii) cash and Cash Equivalents held by the Company and its Recourse Subsidiaries; (iii) advances and loans by the Company and its Recourse Subsidiaries to officers and employees in the ordinary course of business not to exceed $100,000 in the aggregate at any one time outstanding; (iv) advances or loans by the Company in connection with Currency Agreements provided such agreements are made in the ordinary course of business; (v) advances or loans by the Company in connection with Interest Rate Agreements provided such agreements are made in the ordinary course of business; (vi) Investments by the Company and its Recourse Subsidiaries in exchange for assets sold or otherwise disposed of in accordance with the covenants and agreements set forth in Section 6.15; (vii) Investments by the Company and its Recourse Subsidiaries in the form of advances, extensions of credit, progress payments and prepayments for assets purchased by it in the ordinary course of business; (viii) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(ix) any Investment by the Company or any Recourse Subsidiary of the Company in a Person that is engaged in a similar business if as a result of such Investment
(a) such Person becomes a Recourse Subsidiary or (b) such Person, in one transaction or a series of concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Recourse Subsidiary; (x) any Investment acquired by the Company or any of its Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (xi) Investments the payment for which consists of Capital Stock of the Company (other than Disqualified Stock); and (xii) other Investments not to exceed $15,000,000 in the aggregate.

          "Permitted Liens" means (i) Liens in favor of the Collateral Agent or the Holders of each series of Securities, including Liens created by the Securities, the Indenture and the Security Documents; (ii) Liens on the Lender Secured Property to secure the New Credit Facility and Liens on the Tulsa and Chicago stocking locations; (iii) Liens on the property of the Company or any of its Recourse Subsidiaries created solely for the purpose of securing purchase money obligations; provided, that (a) such property so acquired is for use in the Company's business and (b) no such Lien shall extend to or cover other property or assets of the Company and its Recourse Subsidiaries other than the respective property or assets so acquired and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property or assets; (iv) Liens on the assets of any entity existing at the time such entity or assets are acquired by the Company or any of its Recourse Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided, however, that such Liens (a) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Recourse Subsidiaries and (b) do not extend to any other property of the Company or any of its Recourse Subsidiaries;
(v) Liens in existence on the date of the Indenture; (vi) Liens securing Private Activity Bonds, as such term is defined in the Internal Revenue Code; provided, that any Lien permitted by this clause (vi) shall not extend to any other property of the Company or any of its Subsidiaries; (vii) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (viii) other Liens incidental to the conduct of the Company's and its Recourse Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of the Company's and its Recourse Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business (including, without limitation, Liens securing any obligation to landlords, vendors, carriers, warehousemen, mechanics, laborers and materialman and other similar obligations arising by operation of law not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor);
(ix) Liens with respect to assets of a Recourse Subsidiary granted by such Recourse Subsidiary to the Company to secure Indebtedness owing to the Company;
(x) Liens on assets owned by Non-Recourse Subsidiaries to secure Non-Recourse Indebtedness; (xi) Liens on assets not constituting Collateral to secure senior Indebtedness; (xii) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiii) deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xiv) zoning restrictions, servitudes, easements, rights-of-way, mineral reservations, building and subdivision restrictions, levee, road and other riparian landowner obligations and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Recourse Subsidiaries; (xv) Permitted Easements; (xvi) Liens arising out of judgments or awards against the Company or any Recourse Subsidiary with respect to which the Company or such Recourse Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Recourse Subsidiary is maintaining adequate reserves in accordance with GAAP; (xvii) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or operating lease; (xviii) Liens on assets transferred to an Asset Backed Entity or on assets of an Asset Backed Entity incurred in connection with a Qualified Asset Backed Transaction; (xix) other Liens on assets with an aggregate book value not in excess of 7 1/2% of the book value of the Company's total assets as shown on the Company's most recent consolidated balance sheet; (xx) obligations under Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business; (xxi) Liens by a depositary or financial institution on funds deposited with such institution arising in the ordinary course of business under standard account agreements or by operation of law; and (xxii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

          "Permitted Payments" means, with respect to the Company or any of its Recourse Subsidiaries, (a) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock); (b) any dividend, other distribution, loan or advance to the Company by any of its Subsidiaries or by a Subsidiary to a Recourse Subsidiary and any dividends payable by a Recourse Subsidiary on its Common Stock; (c) any defeasance, redemption, repurchase or other acquisition for value of any Indebtedness of the Company with the proceeds from the issuance of (i) Indebtedness which is subordinate to the Securities at least to the extent and in the manner as the Indebtedness to be defeased, redeemed, repurchased or otherwise acquired is subordinate to the Securities; provided, however, that (1) such newly-issued subordinated Indebtedness provides for no payments of principal by way of sinking fund, mandatory redemption, defeasance or otherwise by the Company or its Recourse Subsidiaries (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "Change of Control" covenant which (x) is no more favorable to the holders of such Indebtedness than the provisions in favor of the Holders and (y) such Indebtedness provides that the Company or its Recourse Subsidiaries will not repurchase such Indebtedness pursuant to such provisions prior to the Company's repurchase of the 1998 Securities required to be repurchased by the Company upon a Change of Control) prior to the maturity of the Indebtedness being replaced and (2) the proceeds of such new Indebtedness are utilized for such purpose within 45 days of issuance or (ii) Capital Stock (other than Disqualified Stock); and (d) the redemption or repurchase by a Wholly-Owned Recourse Subsidiary of its Capital Stock owned by the Company or another Wholly-Owned Recourse Subsidiary.

          "Permitted Related Acquisition" means acquisitions of property and assets used in lines of business related to the Company's or one of its Recourse Subsidiaries' business at such time.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the Issue Date, and includes, without limitation, all classes and series of preferred or preference stock.

          "Private Exchange Securities" shall have the meaning set forth in the Registration Rights Agreement.

          "Private Placement Legend" has the meaning specified in Section
2.1(c).

          "Purchase Agreement" has the meaning specified in Section 2.1(a).

          "QIB" has the meaning specified in Section 3.2(a).

          "Qualified Asset Backed Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) an Asset Backed Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by an Asset Backed Entity), or may grant a security interest in, inventory, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving inventory or accounts receivable.

          "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Recourse Subsidiary in connection with, any Qualified Asset Backed Transaction.

          "Recourse Subsidiary" means any Subsidiary other than a Non-Recourse Subsidiary.

          "Reference Period" means the four fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

          "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement, or, if applicable, a similar agreement.

          "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated May 22, 1998, among the Company, Chase Securities Inc., BT Alex. Brown and PaineWebber Incorporated.

          "Regular Record Date" for the interest payable on any Interest Payment Date on the 1998 Securities means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and for the interest payable on any Interest Payment Date on the Securities of any series other than the 1998 Securities means the date specified for such purpose as contemplated by
Section 3.1(a).

          "Regulation S" has the meaning specified in Section 2.1(a).

          "Regulation S Global Note" has the meaning specified in Section
2.1(a).

          "Regulation S Legend" has the meaning specified in Section 2.1(c).

          "Regulation S Note" has the meaning specified in Section 2.1(a).

          "Released Interests" has the meaning specified in Section 12.5(b).

          "Released Property" means up to 36 acres of undeveloped land comprising part of the Mortgaged Facility which shall be selected by the Company in one or more parcels from approximately 54 acres of undeveloped land designated as land subject to being released from the Mortgage on that certain survey by Lucien Gassen, P.L.S., attached as Exhibit G hereto, from and after the time such land is released from the Lien of the Indenture and the Security Documents as provided under Article XII.

          "Released Property Facilities" has the meaning specified in Section 6.27.

          "Released Trust Moneys" has the meaning specified in Section 13.4.

          "Resale Restriction Termination Date" has the meaning specified in
Section 3.2(a).

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any Trust Officer or assistant Trust Officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means any Investment in any Person other than a Recourse Subsidiary of the Company.

          "Restricted Payment" means, with respect to any Person, (a) any dividend or other distribution on any shares of such Person's Capital Stock (other than dividends or distributions payable in Capital Stock that is not Disqualified Stock); (b) any payment on account of the purchase, redemption, retirement or other acquisition of (i) any shares of such Person's Capital Stock or (ii) any option, warrant or other right to acquire shares of such Person's Capital Stock; (c) any defeasance, redemption, repurchase or other acquisition or retirement of value prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness ranked subordinate in right of payment to the Securities (other than in connection with the refunding or refinancing of such Indebtedness); and
(d) any Restricted Investment; provided, however, that "Restricted Payments" shall not include any payment or investment described in (a), (b), (c) or (d) above made by a Subsidiary to the Company or to a Recourse Subsidiary of the Company.

          "Restricted Period" means with respect to any series of Securities, the period prior to and including the 40th day after the later of the commencement of the offering of such series of Securities and the Issue Date of such series of Securities.

          "Retained Trust Moneys" has the meaning specified in Section 13.5.

          "Rule 144A" has the meaning specified in Section 2.1(a).

          "Rule 144A Global Note" has the meaning specified in Section 2.1(a).

          "Rule 144A Note" has the meaning specified in Section 2.1(a).

          "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Recourse Subsidiaries of any property or asset of such Person or any of its Recourse Subsidiaries which has been or is being sold or transferred by such Person or such Recourse Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

          "Securities" means any securities authenticated and delivered under this Indenture.

          "Security Documents" means, collectively, (i) the Mortgages, (ii) the Company Security Agreement, (iii) the Subsidiary Security Agreements, (iv) the Subsidiary Guarantees, (iv) the Collateral Agency and Intercreditor Agreement and (v) any other mortgage, security agreement or other agreement evidencing a security interest executed in accordance with Section 12.1 after the date hereof.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable and inventory securitization transactions.

          "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Steel Business Assets" has the meaning set forth in Section 6.15(a).

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which 50% or more of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Subsidiary Guarantee" means each Guarantee pursuant to Section 15.1 hereof and each Guarantee given or made subsequent to the date hereof pursuant to Section 12.1(a).

          "Subsidiary Guarantor" means each Recourse Subsidiary of the Company which is, or from time to time becomes, a party to this Indenture.

          "Subsidiary Security Agreement" means each Security Agreement dated as of the date hereof, or with respect to Persons that become Recourse Subsidiaries of the Company subsequent to the date hereof, as of such subsequent date, between the Trustee and each Recourse Subsidiary of the Company, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Temporary Regulation S Global Note" has the meaning specified in
Section 2.1(a).

          "Transaction" has the meaning specified in Section 6.14.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to May 15, 2003; provided, however, that if the period from the redemption date to May 15, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yield of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trust Moneys" means all cash or Cash Equivalents received by the Collateral Agent (a) as Net Cash Proceeds received by the Company and its Recourse Subsidiaries from Asset Sales to be subject to the Lien of the Security Documents in accordance with the covenants and agreements set forth in Section 6.15; (b) as Condemnation Awards with respect to all or any part of the Collateral; (c) as Net Insurance Proceeds with respect to all or any part of the Collateral; (d) as proceeds from the issuance of Securities to the extent provided in Section 6.9; (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; (f) for application under Article XIII as elsewhere provided in this Indenture or the Security Documents or whose disposition is not elsewhere specifically provided for in the Indenture or the Security Documents; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Article IV or XIV or Section 5.6 or delivered to or received by the Trustee for application in accordance with Section 8.6 hereof. Trust Moneys shall be held by the Trustee for the benefit of the Holders of Securities of all series as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to the Security Documents, said Trust Moneys shall be applied in accordance with Section 8.6; but prior to any such entry, sale or other disposition, all or any part of the Trust Money may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Article XIII.

          "Trust Moneys Release Notice" has the meaning specified in Section
13.4.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

          "Trust Officer" means any Vice President, any Assistant Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "Valuation Date" has the meaning specified in Section 12.5(b).

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Wholly-Owned Non-Recourse Subsidiary" means a Wholly-Owned Subsidiary that is a Non-Recourse Subsidiary.

          "Wholly-Owned Recourse Subsidiary" means a Wholly-Owned Subsidiary that is a Recourse Subsidiary.

          "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which at least 95% of the Capital Stock (other than any director's qualifying stock), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, is owned by such Person or another Wholly-Owned Subsidiary of such Person.

          "Withdrawal Notice" has the meaning specified in Section 13.5.

 SECTION 1.2.  Compliance Certificates and Opinions.

          Upon any application or request by the Company or any Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or under this Indenture. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by officers of the Company or a Subsidiary Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


 SECTION 1.3.  Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


 SECTION 1.4.  Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by one or more agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

          (b) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any manner which the Trustee deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 10.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.


SECTION 1.5.   Notices, Etc. to Trustee, Company and Subsidiary Guarantors.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

               (i) the Trustee by any Holder, by the Company, or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trustee, 210 Baronne Street, New Orleans, Louisiana 70112; or

               (ii) the Company or any Subsidiary Guarantor, by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Subsidiary Guarantor, as the case may be, addressed to the attention of its Secretary at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or the Subsidiary Guarantor, as the case may be.


 SECTION 1.6.  Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

 SECTION 1.7.  Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


 SECTION 1.8.  Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


 SECTION 1.9.  Successors and Assigns.

          All covenants and agreements in this Indenture by the Company, the Subsidiary Guarantors and the Trustee shall bind their respective successors and assigns, whether so expressed or not.


 SECTION 1.10. Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


 SECTION 1.11. Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.


 SECTION 1.12. Governing Law.

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.


 SECTION 1.13. Legal Holidays.

          In any case where any Interest Payment Date, Maturity Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Maturity Date, or at the Stated Maturity; provided, that no interest shall accrue for the period from and after such Maturity Date or Stated Maturity, as the case may be.


SECTION 1.14.  Immunity of Incorporators, Stockholders, Officers and Directors.

          No recourse shall be had for the payment of the principal of or interest on any Security or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, or any Subsidiary Guarantor, or of any successor corporation, either directly or indirectly through the Company, or any Subsidiary Guarantor, or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company, or any Subsidiary Guarantor, or of any successor corporation, either directly or indirectly through the Company, or any Subsidiary Guarantor, or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.


                                  ARTICLE II

                                SECURITY FORMS


 SECTION 2.1.  Forms Generally.

          (a) The 1998 Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated May 19, 1998, among the Company, Chase Securities Inc., BT Alex. Brown Incorporated and PaineWebber Incorporated (the "Purchase Agreement").

          Initial Notes of any series of Securities offered and sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act ("Rule 144A")) in the United States of America (a "Rule 144A Note") will be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and expressly made a part of this Indenture (a "Rule 144A Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. A Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.


          Initial Notes of any series of Securities offered and sold outside the United States of America (a "Regulation S Note") in reliance on Regulation S under the Securities Act ("Regulation S") will initially be issued in the form of a temporary global security substantially in the form of Exhibit A hereto (a "Regulation S Temporary Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Beneficial interests in the Regulation S Temporary Global Note of any series shall be exchanged for beneficial interests in a corresponding Security of the same series in permanent global form, substantially in the form of Exhibit A, with the global securities legend and the restricted securities legend (a "Regulation S Permanent Global Note" and, together with the Regulation S Temporary Global Note, a "Regulation S Global Note") within a reasonable time after the expiration of the Restricted Period.
A Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes of any series of notes resold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in the United States of America (an "Institutional Accredited Investor Note") will be issued in the form of a permanent global Security substantially in the form of Exhibit A (an "Institutional Accredited Investor Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. An Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of an Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Exchange Notes exchanged for interests in the a 144A Note, a Regulation S Note and an Institutional Accredited Investor Note will be issued in the form of a permanent global Security substantially in the form set forth in Exhibit B hereto, which is hereby incorporated by reference and expressly made a part of this Indenture, deposited with the Trustee as hereinafter provided, with the applicable legend set forth in Section 2.1(c) hereof (an "Exchange Global Note"). An Exchange Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate.

          The Rule 144A Global Note, the Regulation S Global Note, the Exchange Global Note and the Institutional Accredited Investor Global Note of any series are sometimes collectively herein referred to as the "Global Securities."

          The Private Exchange Securities of any series of notes shall be in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and Exhibit B. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

          (b) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

          (c) Restrictive Legends. Unless and until (i) an Initial Note is sold under an effective registration statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or similar agreement, (A) such Rule 144A Global Note and Institutional Accredited Investor Global Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY,
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE

     UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) PURSUANT TO CLAUSE (E), TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUSTEE A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED ________, ____. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH HEREON RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."; and

          (B) such Regulation S Global Note shall bear the following legend (the "Regulation S Legend") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S.

     PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) PURSUANT TO CLAUSE (E), TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUSTEE A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED ________, ____. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH HEREON RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE

     TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.".

          The Global Securities of any series, whether or not an Initial Note, shall bear the following legend on the face thereof:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (d) Book-Entry Provisions. (i) This Section 2.1(d) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depositary.

          (ii) Each Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and
(z) bear legends as set forth in Section 2.1(c).

          (iii) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent

Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section to beneficial owners who are required to hold Certificated Securities (as defined below), the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of like tenor and amount.

          (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

          (e) Certificated Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive certificated Securities ("Certificated Securities"). If required to do so pursuant to any applicable law or regulation, beneficial owners of Securities of any series may obtain Certificated Securities representing such series in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary's and the Security Registrar's procedures. In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or (ii) the Company executes and delivers to the Trustee and the Security Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary. Any Certificated Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) and (v) shall, except as otherwise provided by paragraph (c) of Section 3.2, bear the applicable legend regarding transfer restrictions applicable to the Certificated Security set forth in Section 2.1(c).

          (f) Proxies. The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                                                                              40
                                 ARTICLE III

                                 THE SECURITIES


 SECTION 3.1. Amount Unlimited; Issuable in Series; Title and Terms of the 1998 Securities.

          (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series, including the series of Securities established pursuant to Section 3.1(c). Except with respect to the series of Securities established pursuant to Section 3.1(c), there shall be established in or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series);

          (3) the date or dates on which the principal of the Securities of the series is payable;

          (4) the rate or rates at which the Securities of the series shall bear interest, if any, and the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interests shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

          (5) the price or prices at which and the period or periods within and the terms and conditions upon which Securities of the series may be redeemed, as a whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

          (6) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series at the option of a Holder thereof and the price or prices at which the Securities of the series are payable, and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, as a whole or in part, pursuant to such obligation;

          (7) any addition to, or any modification of, any Event of Default or covenant of the Company specified herein with respect to the Securities of such series; and

          (8) any other terms of the series (which terms shall not be inconsistentwith the provisions of this Indenture.

          (b) If any of the terms of the Securities of a series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

          (c) There is hereby established a series of Securities which shall be known and designated as the "9 1/2% First Mortgage Notes due 2008". Their Stated Maturity shall be May 15, 2008, and they shall bear interest at the rate of 9 1/2% per annum, from May 22, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on May 15 and November 15 in each year, commencing November 15, 1998, until the principal thereof is paid or made available for payment.

          (d) All Securities of any one series shall be substantially identical except as to the date from which interest, if any, shall accrue, which term may be determined by the Company from time to time as to Securities of a series if, in the case of any series established pursuant to Section 3.1(a), so provided in or established pursuant to the authority granted in a Board Resolution or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series. In connection with the authentication and delivery of Securities of any series after the date of this Indenture (other than Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series), each Subsidiary Guarantor shall reaffirm in writing its Subsidiary Guarantee.

          (e) The principal of and interest on the Securities of any series shall be payable at the office or agency of the Paying Agent in The City of New Orleans, maintained for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder of $10,000,000 in aggregate principal amount of Securities of any series shall be entitled to receive payments of interest by wire transfer in immediately available funds (but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment
Date).

          Notwithstanding any other provision of this Section 3.1, if a Security is in the form of a Global Security, immediately available funds for the payment of the principal of and interest on the Security due on any Interest Payment Date or Maturity Date, as the case may be, will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Depositary on such respective dates. The Depositary will allocate and pay such funds to the owners of beneficial interests in the Security in accordance with its existing operating procedures.

          The Securities shall be subject to redemption and repurchase by the Company as provided herein.


SECTION 3.2.   Transfer and Exchange.

          (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date"):

               (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Qualified Institutional Buyer as defined under Rule 144A (a "QIB") shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in paragraph (g) of this Section 3.2 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

               (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in paragraph (h) of this
     Section 3.2 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

          (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted
Period:

               (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii) a transfer of a Regulation S Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in paragraph (g) of this Section 3.2 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

               (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in paragraph (h) of this Section 3.2 from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

          After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring certification set forth in paragraph (h) of this Section 3.2 or any additional certification.

          (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Security Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Security Registrar shall deliver only Securities that bear such Restricted Securities Legend unless there is delivered to the Security Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this
Section 3.2. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

          (e) Obligations with Respect to Transfers and Exchanges of Securities.

               (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article III, execute and the Trustee shall authenticate Certificated Securities and Global Securities at the Security Registrar's or co-registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Section 11.6).

               (iii) The Security Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase Securities of the same series as such Security and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date for such series of Securities and ending on such interest payment date.

               (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (f) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders of any series of Securities and all payments to be made to Holders in respect of a series of Securities shall be given or made only to or upon the order of the registered Holders of such series of Securities (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (g) Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                                          [Date]

Bayou Steel Corporation
c/o First National Bank of Commerce
210 Baronne Street
New Orleans, LA  70112

Attention:  Trust Department

Dear Sirs:

          This certificate is delivered to request a transfer of $ principal amount of the __% First Mortgage Notes due 200__ (the "Notes") of Bayou Steel Corporation (the "Company").

          Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

          Name: ___________________________________

          Address: ________________________________

          Taxpayer ID Number: _____________________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.
We have such knowledge and experience
in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer (a "QIB") under Rule 144A of the Securities Act ("Rule 144A") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                         TRANSFEREE:_____________________

                                         BY______________________________

          (h) Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                                                          [Date]

Bayou Steel Corporation
c/o First National Bank of Commerce
210 Baronne Street
New Orleans, LA  70112

Attention:  Trust Department

          Re:       Bayou Steel Corporation
          __% First Mortgage Notes due 200__ (the "Securities")

Ladies and Gentlemen:

          In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

          Very truly yours,

          [Name of Transferor]


          By:____________________________        ______________________________
              Authorized Signature               Signature Medallion Guaranteed




SECTION 3.3.   Execution, Authentication, Delivery and Dating.

          The Securities of any series shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or its Chief Financial Officer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:
(1) 1998 Initial Notes, (2) one or more other series of Initial Notes as the Company may elect to issue from time to time pursuant to Section 3.1(a) and (3) Exchange Notes for issue only in a Registered Exchange Offer, and only in exchange for Initial Notes of such series of an equal principal amount, in each case upon a Company Order. Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of such series of Securities is to be authenticated and whether the Securities are to be Initial Notes or Exchange Notes.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.


 SECTION 3.4.  Temporary Securities.

          Pending the preparation of definitive Securities of any series of Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities for such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities of the same series upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 6.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


SECTION 3.5.   Registration.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 6.2 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided.


 SECTION 3.6.  Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of

                                                                              50
them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


 SECTION 3.7.  Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


 SECTION 3.8.  Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

 SECTION 3.9.  Cancellation.

          All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Trustee for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to the Trustee shall be promptly cancelled by it. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Securities be returned to it.


 SECTION 3.10. Computation of Interest.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                 ARTICLE IV

                           SATISFACTION AND DISCHARGE


 SECTION 4.1.  Satisfaction and Discharge of Any Series.

          (a) The Company shall be deemed to have satisfied and discharged the entire indebtedness on all the Securities of any particular series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and, so long as no Event of Default shall be continuing, the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when

          (1)   either

               (A) all Securities of such series theretofore authenticated and issued (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Trustee or discharged from such trust, as provided in Section 6.26) have been delivered to the Trustee for cancellation; or

               (B) all such Securities of such series not theretofore delivered to the Trustee for cancellation

                         (i)  have become due and payable; or

                         (ii) will become due and payable within one year,

          and the Company, in the case of (B) (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable with respect to the Securities of such series; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire Indebtedness on all Securities of such series have been complied with.

          (b)  Upon the satisfaction of the conditions set forth in this Section
4.1 with respect to all the Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company or the Subsidiary Guarantors, and the Holders of the Securities of such series shall look for payment only to the funds or obligations deposited with the Trustee pursuant to Section 4.1(a); provided, however, that in no event shall the Company be discharged from (i) any obligations under Sections 9.7 or
9.10 or (ii) any obligations under Sections 3.5 and 3.6 (except that Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, lost, destroyed or stolen Securities shall not be obligations of the Company) and Sections 10.1 and 6.2.

 SECTION 4.2.  Application of Monies for Satisfaction and Discharge.

          Subject to the provisions of the last paragraph of Section 6.26, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.


 SECTION 4.3.  Satisfaction and Discharge of Indenture.

          Upon compliance by the Company with the provisions of Section 4.1 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein). Upon Company Request and receipt of an Opinion of Counsel and an Officers' Certificate, the Trustee (at the expense of the Company) shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the cancellation of all Security Documents.

          Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company under Section 9.7 and the obligations of the Trustee under Sections 4.2, 6.26 and 9.14 shall survive.

                                   ARTICLE V

                                   REDEMPTION


 SECTION 5.1.  Applicability of Article.

          Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1(a) for Securities of any series) in accordance with this Article.


 SECTION 5.2.  Notices to Trustee.

          If the Company elects to redeem all or any part of the Securities of any series, it shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount of Securities of such series to be redeemed.

          The Company shall give each notice provided for in this Section 5.2 at least 75 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Securities being redeemed.


SECTION 5.3.   Selection of Securities To Be Redeemed.

          If less than all of the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Securities of $1,000 or less shall be redeemed in part.

          The Trustee shall make the selection from the Outstanding Securities of the series of Securities being redeemed not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. The Securities and portions of them the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.


 SECTION 5.4.  Notice of Redemption.

          At least 30 days but not more than 60 days prior to a redemption date (but, in the case of any redemption of 1998 Securities pursuant to Section 5.8(c), in no event more than 90 days after the occurrence of the applicable Change of Control), the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed at its registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2) the redemption price and the amount of accrued interest, if any, to be paid;

          (3)  the name and address of the Paying Agent;

          (4) that the Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

          (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Trustee or the Paying Agent of the Securities redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on and after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof shall be issued without charge to the Holder; and

          (7) if less than all of the Securities of any series are to be redeemed, the identification of the particular Securities of such series (or portion thereof) to be redeemed as well as the aggregate principal amount of such series of Securities to be redeemed and the aggregate principal amount of Securities of such series estimated to be outstanding after the redemption.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.


 SECTION 5.5.  Effect of Notice of Redemption.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall default in the payment of the redemption price or accrued interest). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date; provided, that if the redemption date is also an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of record on the next preceding Regular Record Date relating to such Interest Payment Date.


 SECTION 5.6.  Deposit of Redemption Price.

          At least one Business Day prior to any redemption date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on the redemption date.

          If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the redemption date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest shall continue to accrue from the redemption date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities which were to be redeemed.

 SECTION 5.7.  Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.


 SECTION 5.8.  Optional Redemption of the 1998 Securities.

          (a) Except as otherwise described below, the Company may not redeem the 1998 Securities prior to May 15, 2003. On and after May 15, 2003, the Company may, at its option, redeem the 1998 Securities, in whole or in part, from time to time, at the redemption prices set forth below (expressed as percentage of the principal amount thereof), in each case together with accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

     YEAR                                               PERCENTAGE
     ----                                               ----------

     2003                                                104.750%
     2004                                                103.167%
     2005                                                101.583%
     2006 and thereafter                                 100.000%

provided, that if the date fixed for redemption is May 15 or November 15, then the interest payable on such date shall be paid to the Holder of record on the next preceding May 1 or November 1.

          (b) Prior to May 15, 2001, the Company may, at its option, from time to time, redeem up to 35% of the original aggregate principal amount of the 1998 Securities at a redemption price equal to 109.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption with all or a portion of the net proceeds of public sales of Common Stock; provided, that at least 65% of the original aggregate principal amount of the 1998 Securities remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of Common Stock.

          (c) At any time prior to May 15, 2003, the Company may, at its option, redeem the 1998 Securities, in whole but not in part, upon the occurrence of a Change of Control, at a redemption price equal to 100% of the principal amount thereof, together with the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

                                   ARTICLE VI

                                   COVENANTS


 SECTION 6.1.  Payment of Securities.

          The Company shall pay, or cause to be paid, the principal of and interest on each series of Securities on the dates and in the manner provided in such series of Securities and this Indenture. If any Securities are not represented by one or more global Securities, an installment of principal or interest with respect to such Securities shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Subsidiary) holds on that date money in immediately available funds designated for and sufficient to pay such installment. The Company agrees with the Trustee to deposit such funds with the Trustee or Paying Agent prior to the close of business on the Business Day immediately preceding the date such payment is due.

          Unless otherwise provided pursuant to Section 3.1(a), the Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest with respect to any Security at the rate at which the Securities of the same series bear interest.


 SECTION 6.2.  Maintenance of Office or Agency.

          The Company shall maintain in the City of New Orleans, Louisiana an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 1.5 hereof.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New Orleans, Louisiana for such purposes. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee located at 210 Baronne Street, New Orleans, Louisiana 70112 as such offices of the Company in accordance with Sections 3.5 and 9.9 hereof.


 SECTION 6.3.  Corporate Existence.

          Subject to Article VII, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and shall cause each Subsidiary to, preserve and keep in full force and effect the corporate existence and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the judgment of the Board of Directors of the Company, (a) such preservation or existence is not desirable in the conduct of business of the Company or such Subsidiary and (b) the loss of such right, license or franchise or the dissolution of such Subsidiary is not adverse in any material respect to the Holders.


SECTION 6.4.   Payment of Taxes and Other Claims; Tax Consolidation.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that, subject to the terms of the applicable Security Documents, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made.


 SECTION 6.5.  Compliance Certificates.

          (a) The Company shall deliver to the Trustee, within 45 days after the end of each of the respective first three quarters of the Company's fiscal year, and within 90 days after the end of its respective fiscal year, Officers' Certificates of the Company stating (i) that a review of the activities of the Company during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Responsible Officer signing such certificate, (ii) that, to the best knowledge of such Responsible Officer, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Responsible Officer may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto) and (iii) that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited (or, if such event has occurred, describing the event and what action the Company is taking or proposes to take with respect thereto).

          (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 6.6 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

          (c) The Company shall, so long as any of the Securities of any series are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.


 SECTION 6.6.  SEC Reports.

          (a) In accordance with the provisions of Section 314(a) of the Trust Indenture Act, at any time that the Company is required to file periodic reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. In addition, at any time that the Company has a class of equity securities registered under the Exchange Act, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the Security Register.

          (b) At any time that the Company does not have a class of securities registered under the Exchange Act, the Company shall furnish to the Trustee (who is hereby authorized and directed to furnish a copy thereof to any person requesting the same in writing) and shall mail (or cause to be mailed by the Trustee at the Company's expense) to each of the Holders at their addresses as set forth in the Security Register maintained by the Security Registrar within 60 days after the close of each of the first three quarters of each fiscal year and within 105 days after the close of each fiscal year consolidated balance sheets of the Company as of the end of each such quarter or fiscal year, as the case may be, and consolidated statements of income and changes in financial position of the Company for the period commencing at the end of the Company's previous fiscal year and ending with the end of such quarter or fiscal year, as the case may be, all such financial statements setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end adjustments) by a Responsible Officer of the Company as having been prepared in accordance with GAAP consistently applied, and, in the case of annual consolidated financial statements, certified by independent public accountants of recognized standing and a discussion and analysis of the results of operations and financial condition of the Company and its subsidiaries for the periods presented, which discussion and analysis shall be prepared by the management of the Company in a manner responsive to the requirements of Item 303 (or any successor item or section) of Regulation S-K. All financial statements shall be prepared in accordance with GAAP consistently applied, except for changes with which the Company's independent public accountants concur and except that quarterly statements may be subject to year-end adjustments.


 SECTION 6.7.  Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities of any series as contemplated therein or herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.


SECTION 6.8. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

          (a) Subject to the applicable provisions of the Security Documents, the Company shall, and shall cause each Subsidiary to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all necessary (in the good faith opinion of management) repairs, renewals, replacements, additions, betterments and improvements thereto.

          (b) Except as provided in the Mortgage with respect to the Collateral, the Company shall and shall cause each Subsidiary to maintain insurance with insurance companies or associations with a rating of "A-" or better, as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), subject to the provisions of the applicable Security Documents, in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

          (c) The Company shall and shall cause each Subsidiary to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

          (d) The Company shall and shall cause each Recourse Subsidiary to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially and adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.


SECTION 6.9.   Limitations on Indebtedness.

          (a) So long as any 1998 Securities shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries, directly or indirectly, to incur, create, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (each event, an "incurrence") any Indebtedness unless (a) the pro forma EBITDA Ratio of the Company and its Recourse Subsidiaries for the Reference Period prior to the incurrence of such Indebtedness (taken as a whole and calculated on the assumptions that such Indebtedness had been incurred and the proceeds thereof had been applied on the first day of the Reference Period) would have been greater than 2.00 to 1.00 and (b) no Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to, the incurrence of such Indebtedness.

          (b)  The limitation set forth in paragraph (a) shall not apply to:

               (i) Indebtedness evidenced by the issuance of the 1998 Securities and the obligations, which relate to such issuance, of the Company and its Subsidiaries under the Indenture in an aggregate amount not to exceed $110,000,000;

               (ii) Indebtedness of the Company or any Recourse Subsidiary issued to the Company or any Wholly-Owned Recourse Subsidiary; provided, that (a) any such Indebtedness is unsecured and is subordinated to the Securities and (b) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Recourse Subsidiary ceasing to be a Wholly-Owned Recourse Subsidiary or any transfer of such Indebtedness by any Wholly-Owned Recourse Subsidiary to someone not a Wholly-Owned Recourse Subsidiary will, in each case, be deemed an incurrence of Indebtedness under the Indenture;

               (iii) Indebtedness of the Company or any Recourse Subsidiary which is existing immediately following the issuance of the 1998 Initial Notes and the application of the proceeds therefrom;

               (iv) Indebtedness incurred under the New Credit Facility, but not to exceed the greater of $50,000,000 or the sum of (a) 85% of the value of the Company's consolidated qualifying accounts receivable and (b) 60% of the value of the Company's consolidated qualifying inventory (with each such amount to be determined in accordance with the terms of the New Credit Facility), less the amount of Indebtedness incurred pursuant to clause
     (viii) below;

               (v) Indebtedness incurred with respect to Interest Rate Agreements covering floating rate Indebtedness of the Company that is permitted under this covenant to the extent the notional principal amount of such Interest Rate Agreements does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreements relate;

               (vi) Indebtedness incurred with respect to the deferred purchase price of machinery and equipment related to the business of the Company or its Recourse Subsidiaries at the time of purchase and other purchase money obligations (including Capitalized Lease Obligations) not to exceed, in the aggregate, $5,000,000; provided, that the maturity of any such obligation does not exceed the anticipated useful life of the asset being financed;

               (vii) Indebtedness arising from the honoring of a check, draft or similar instrument drawn against insufficient funds; provided, that such indebtedness is extinguished within two Business Days of its incurrence;

               (viii) the incurrence by an Asset Backed Entity of Indebtedness in a Qualified Asset Backed Transaction that is nonrecourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings) in an aggregate principal amount outstanding at any one time not to exceed the amount permitted under clause (iv) above;

               (ix) Indebtedness of a Recourse Subsidiary outstanding on the date on which such Recourse Subsidiary was acquired by the Company; provided, however, that at the time such Recourse Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the immediately preceding paragraph after giving effect to the incurrence of such Indebtedness pursuant to this clause (ix);

               (x) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Recourse Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Recourse Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

               (xi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Recourse Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Recourse Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations incurred by any person acquiring all or any portion of such business assets or Recourse Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Recourse Subsidiaries in connection with such disposition;

               (xii) Indebtedness incurred in connection with Private Activity Bonds, as such term is defined under the Internal Revenue Code, in an aggregate principal amount not to exceed $5,000,000;

               (xiii) other Indebtedness of the Company and its Recourse Subsidiaries not to exceed, in the aggregate, $15,000,000; and

               (xiv) any renewal, extension or refinancing (and subsequent renewals, extensions or refinancings) of any Indebtedness of the Company and its Recourse Subsidiaries permitted under the preceding paragraph or under clauses (i), (iii), (vi), (ix), (x) or (xii) above; provided, however, that in no event may Indebtedness of the Company be renewed, extended or refinanced by means of Indebtedness of any Recourse Subsidiary of the Company pursuant to this clause (xiv).

          (c) In addition to the limitation imposed pursuant to Section 6.9(a) and so long as any 1998 Securities remain Outstanding, once Securities in an aggregate principal amount of $140,000,000 have been issued under this Indenture (not including Securities authenticated and delivered upon registration or transfer of, and in exchange for, or in lieu of, other Securities), any further issuance of Securities hereunder shall be subject to the further requirements that (i) the proceeds of such issuance shall be used to finance the construction of or improvements to the Mortgaged Facility, (ii) Standard & Poors Rating Service and Moody's Investor Service shall have confirmed their ratings of the 1998 Securities assuming such further issuance Securities as contemplated for Mortgaged Facility improvements at ratings not below the ratings assigned to such Securities immediately prior to the public announcement or disclosure to such rating agencies of the Company's plan or intention for such construction, (iii) the Mortgaged Facility improvements to be constructed must, as conclusively established by a Board Resolution, be intended to add supplemental production, handling or performance capacity to the then existing Mortgaged Facility (although a portion of the intended construction may simply replace existing improvements and Fixtures and Equipment to the extent ancillary to such construction), (iv) the Mortgage shall be amended prior to or contemporaneously with such additional issuance to increase the maximum amount secured by the Mortgage by an amount equal to the aggregate principal amount of the additional issuance of Securities and (v) prior to or substantially concurrently with such further issuance of Securities, the Company shall provide an endorsement to the original mortgagee's policy issued in connection with the issuance of the 1998 Securities (or an additional mortgagee's title insurance policy in substantially the same form as the mortgagee's title policy issued in connection with the issuance of the 1998 Securities) which provides mortgagee's title insurance for the benefit of all Outstanding Securities with respect to the Mortgaged Facility improvements in question in an amount equal to the lesser of (A) the aggregate principal amount of the Securities issued or to be issued in such further issuance less the estimated fair market value of the personal property to be included in the Mortgaged Facility improvements to be financed by such Securities or (B) the estimated fair market value of the real property (including all real property improvements) to be included in the Mortgaged Facility improvements to be financed by such further issuance of Securities, in each instance under clauses
(iv)(A) or (iv)(B), as conclusively established by a Board Resolution. Pending application in accordance with clause (i) above of the proceeds from any such further issuance of Securities, such proceeds will be retained by the Collateral Agent in the Collateral Account subject to a first priority Lien, subject only to Permitted Liens, in favor of the Collateral Agent for the benefit of the Trustee and the Holders. Such proceeds shall be disbursed in accordance with
Section 13.6.


 SECTION 6.10. Limitation on Liens.

          So long as any 1998 Securities shall remain Outstanding, the Company shall not, and shall not permit, cause or suffer any of its Recourse Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind upon any property or assets of the Company or any Recourse Subsidiary, whether now owned or hereafter acquired, except for Permitted Liens.

SECTION 6.11. Limitation on the Issuance of Preferred Stock by Recourse Subsidiaries.

          So long as any 1998 Securities shall remain Outstanding, the Company shall not permit any of its Recourse Subsidiaries to issue, directly or indirectly, any Preferred Stock, except:

               (i) Preferred Stock issued to and held by the Company or a Wholly-Owned Recourse Subsidiary, except that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Wholly-Owned Recourse Subsidiary ceasing to be a Wholly-Owned Recourse Subsidiary or any transfer of such Preferred Stock by any Wholly-Owned Recourse Subsidiary will, in each case, be deemed an issuance of Preferred Stock under the Indenture;

               (ii) Preferred Stock issued by a Person prior to the time (a) such Person became a Recourse Subsidiary, (b) such Person merges with or into a Recourse Subsidiary or (c) another Recourse Subsidiary merges with or into such Person (in a transaction in which such Person becomes a Recourse Subsidiary), in each case if such Preferred Stock was not incurred in anticipation of such transaction; and

               (iii) Preferred Stock (other than Disqualified Stock) which is exchanged for Preferred Stock permitted to be outstanding pursuant to clauses (i) and (ii) or which is used to refinance Indebtedness of a Recourse Subsidiary (or any extension, renewal or refinancing thereof), having a liquidation preference not to exceed the liquidation preference of the Preferred Stock or the principal amount of the Indebtedness so exchanged or refinanced; provided, that the Preferred Stock so issued in exchange (i) shall have a stated maturity not earlier than the stated maturity of the Indebtedness or Preferred Stock being refunded or refinanced and (ii) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness or Preferred Stock being refunded or refinanced.


 SECTION 6.12. Intentionally Omitted.


 SECTION 6.13. Limitations on Restricted Payments.

          So long as any 1998 Securities shall remain Outstanding, neither the Company nor any of its Recourse Subsidiaries shall, directly or indirectly, declare, pay or set apart for payment, any Restricted Payment, if after giving effect thereto: (i) a Default or an Event of Default shall have occurred and be continuing; (ii) the Company would not be permitted to incur or become liable with respect to at least $1.00 of additional Indebtedness as determined in accordance with Section 6.9(a); or (iii) the aggregate amount of all Restricted Payments made by the Company or any of its Recourse Subsidiaries (the amount expended or distributed for such purposes, if other than in cash, to be valued at its fair market value as determined in good faith by the

Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution delivered to the Trustee) from and after the date of the Indenture, through and including the date on which such Restricted Payment is made, would exceed the sum of:

               (i) the aggregate of 50% of the Company's Consolidated Net Income accrued for the period (taken as one accounting period) (or if such aggregate Consolidated Net Income shall be a deficit, minus 100% of the amount of such deficit) commencing with the first full fiscal quarter after the date of this Indenture to and including the fiscal quarter ended immediately prior to the date of such calculation; and

               (ii) the aggregate net cash proceeds or the fair market value of marketable securities received by the Company after the date of this Indenture from the issuance or sale (other than to a Recourse Subsidiary) by the Company of its Capital Stock (excluding Disqualified Stock, but including Capital Stock other than Disqualified Stock issued upon conversion of, or exchange for, Disqualified Stock or securities other than its Capital Stock), and upon the exercise of warrants and rights to purchase such Capital Stock (the "Aggregate Cash Proceeds"). For purposes of this clause (ii), the aggregate net cash proceeds received by the Company (x) from the issuance of its Capital Stock upon the conversion of, or exchange for, securities evidencing Indebtedness of the Company, shall be calculated on the assumption that the gross proceeds from such issuance are equal to the aggregate principal amount (or, if discounted Indebtedness, the aggregate accreted amount) of Indebtedness evidenced by such securities converted or exchanged and (y) upon the conversion or exchange of other securities of the Company shall be equal to the aggregate net proceeds of the original sale of the securities so converted or exchanged if such proceeds of such original sale were not previously included in any calculation for the purposes of this clause (ii), plus any additional sums payable upon conversion or exchange.

          Notwithstanding the foregoing, this provision shall not prevent (i) the payment of any dividend within 60 days after the date of its declaration (if the declaration of such dividend was permitted by the foregoing provision at the time of such declaration); (ii) the repurchase, retirement or other acquisition of any shares of the Company's Capital Stock, or any option, warrant or other right to purchase shares of the Company's Capital Stock, or the repayment of any subordinated Indebtedness of the Company solely in exchange for shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock (other than Disqualified Stock); provided, however, that such purchase, retirement or acquisition shall be excluded from subsequent calculations of Restricted Payments; (iii) the contributions to or other Investments in a Majority-Owned Non-Recourse Subsidiary in an aggregate amount not to exceed $15,000,000; (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of subordinated refinancing Indebtedness, provided, however, that such defeasance, redemption or repurchase shall be excluded from subsequent calculations of Restricted Payments; (v) distributions or payments of Receivables Fees, provided, however, that such distributions or payments shall be excluded from subsequent calculations of Restricted Payments; (vi) Permitted Investments, provided, however, that Permitted Investments shall be excluded from subsequent calculations of Restricted Payments; (vii) Permitted Payments, provided, however, that Permitted Payments shall be excluded from subsequent calculations of Restricted Payments; (viii) the contribution to or other Investment by the Company in a Wholly-Owned Non-Recourse Subsidiary; provided, that the amount of such contribution or Investment, together with the amount of all other contributions or Investments pursuant to this clause (viii), shall not exceed the amount of Aggregate Cash Proceeds; and, provided, further, that such contribution or Investment is otherwise permitted under the first paragraph of this Section 6.13 without giving effect to clause (ii) of such paragraph; (ix) the contribution of the Released Property to a Non-Recourse Subsidiary in exchange for an equity interest therein; provided, that at the time of such contribution, such land is not used or necessary in the business of the Company or any of its Recourse Subsidiaries as conclusively determined by a Board Resolution; and (x) other Restricted Payments not to exceed $5,000,000 in the aggregate.


SECTION 6.14.  Limitations on Transactions with Stockholders and Affiliates.

          (a) So long as any 1998 Securities shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, enter into or permit to exist any transaction (or series of related transactions), including, without limitation, any loan, advance, guarantee or capital contribution to, or for the benefit of, or any sale, purchase, lease, exchange or other disposition of any property or the rendering of any service, or any other direct or indirect payment, transfer or other disposition (a "Transaction"), involving payments, with any holder of 5% or more of any class of Capital Stock of the Company or with any Affiliate of such holder or with any Affiliate of the Company (other than a Wholly-Owned Recourse Subsidiary of the Company), on terms and conditions less favorable to the Company or such Recourse Subsidiary, as the case may be, than would be available at such time in a comparable Transaction in arm's length dealings with an unrelated Person as determined by the Board of Directors of the Company or a Recourse Subsidiary, such determination, in the case of any transaction (or series of related transactions) involving aggregate consideration in excess of $75,000 to be evidenced by a Board Resolution. Notwithstanding the foregoing, the Company shall be entitled to grant gratuitous Permitted Easements in connection with the construction and operation of Released Property Facilities and shall be entitled to make capital contributions to Subsidiaries to the extent permitted pursuant to Section 6.13.

          (b)  The provisions of paragraph (a) will not apply to:

               (i) Restricted Payments otherwise permitted pursuant to the Indenture;

                                                                              69
               (ii) transactions between the Company and one or more of its Recourse Subsidiaries; provided, that such transactions are not otherwise prohibited by the Indenture;

               (iii) reasonable and customary fees and compensation
     (including amounts and other benefits paid pursuant to employee benefit plans) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or any Subsidiary;

               (iv) payments for goods and services purchased in the ordinary course of business on an arms-length basis;

               (v) transactions effected as part of a Qualified Asset Backed Transaction; and

               (vi) the provision of, and the payment for, shared administrative services to Affiliates in the ordinary course of business.


 SECTION 6.15. Restrictions on Asset Sales.

          (a) So long as any 1998 Securities shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, make any Asset Sale, unless (i) the Company or such Recourse Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by its Board of Directors or, in the case of any Asset Sale involving aggregate consideration of $125,000 or less, by the Chief Financial Officer of the Company or, in the case of any Asset Sale involving aggregate consideration of $25,000 or less, by any Vice President) of the Capital Stock or assets to be sold and (ii) the consideration therefor received by the Company or such Recourse Subsidiary is in the form of cash, Cash Equivalents or assets that are useful in the steel business ("Steel Business Assets"); provided that (A) the amount of (x) any liabilities (as shown on the Company's or such Recourse Subsidiary's most recent balance sheet) of the Company or any Recourse Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Recourse Subsidiary from further liability and (y) any non-cash consideration received by the Company or any such Recourse Subsidiary from such transferee that is converted by the Company or such Recourse Subsidiary into cash within 180 days of closing such Asset Sale, shall be deemed to be cash for purposes of this provision (to the extent of the cash received) and (B) the Company or such Recourse Subsidiary may accept consideration (including consideration in the form of assumption of liabilities) from such Asset Sale in other than cash, Cash Equivalents and Steel Business Assets if the aggregate fair market value (as determined in good faith by the Company's Board of Directors and evidenced by a Board Resolution) of all

                                                                              70
consideration from all Asset Sales since the date of this Indenture that is other than cash, Cash Equivalents and Steel Business Assets ("Other Consideration") at the time of such Asset Sale, less the sum of the amount of any cash and Cash Equivalents and the fair market value (as determined in good faith by the Company's Board of Directors and evidenced by a Board Resolution) of any Steel Business Assets realized from, or received in exchange for, any Other Consideration prior to the time of such Asset Sale, does not exceed 5% of total assets at the time of such Asset Sale.

          (b) Within twelve months of the date that the Available Amount equals or exceeds $5,000,000, the Company shall elect to either (A) apply or cause to be applied the Available Amount to a Permitted Related Acquisition or the commencement thereof (provided that such project is completed within a reasonable time of the commencement thereof), (B) make an offer (an "Asset Sale Offer") to purchase 1998 Securities from all Holders thereof and, in the case of an Asset Sale of Collateral and to the extent required by the terms of any other Securities issued hereunder, from all Holders thereof (treating the Holders of all Securities as one group for such purpose) up to an amount equal to the Available Amount (rounded to the next lowest multiple of $1,000) at a purchase price equal to 100% of the principal amount thereof plus accrued interest thereon, if any, to the date of purchase, (C) repay senior Indebtedness, other than Indebtedness represented by the 1998 Securities, from Net Cash Proceeds of Asset Sales other than sales of Collateral or (D) any combination of clauses
(A), (B) and (C) above; provided, that (i) property acquired at any time as a Permitted Related Acquisition (other than a Permitted Related Acquisition of property securing the New Credit Facility) that has been acquired with Collateral Proceeds shall be subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders; (ii) pending application to a Permitted Related Acquisition or an Asset Sale Offer or distribution under Section 13.2, the Collateral Proceeds, together with all Condemnation Awards and Net Insurance Proceeds received by the Collateral Agent, will be retained by the Collateral Agent in the Collateral Account subject to a first priority Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders; and (iii) notwithstanding the foregoing, as long as no Event of Default shall have occurred and be continuing, (A) the Company and its Recourse Subsidiaries, in the aggregate, shall be permitted to retain $1,000,000 of Net Cash Proceeds from Asset Sales, (B) to the extent that Holders do not subscribe to an Asset Sale Offer, the Company may retain the unutilized Available Amount and (C) the Company and its Recourse Subsidiaries collectively may retain the Net Cash Proceeds from the sale of any machinery, equipment, furniture, apparatus, tools or implements or other similar property subject to the Lien of the Security Documents, which may have become worn out, obsolete or no longer necessary to the operation of the Company's or its Recourse Subsidiaries' business ("Obsolete Assets") in an aggregate amount not to exceed $2,000,000 in any year, in the case of clauses (A), (B) and (C) in this clause
(iii), free of the Lien of the Security Documents, and such retained amounts shall be released from the Collateral Account promptly upon demand. Notwithstanding anything to the contrary in this Indenture, neither the Company nor any of its Recourse Subsidiaries shall apply the proceeds of any Collateral which is a part of the Mortgaged Facility to the purchase of collateral securing the New Credit Facility.

          (c) The Company shall provide the Trustee with notice of any Asset Sale Offer at least 10 days before any notice of an Asset Sale Offer is mailed to Holders of the Securities (unless shorter notice is acceptable to the Trustee). If the Company elects to make an Asset Sale Offer, notice of such Asset Sale Offer shall be mailed by the Company to the Holders of the Securities subject to the Asset Sale Offer, with a copy to the Trustee and the Paying Agent, not more than twelve months after the Available Amount equals or exceeds $5,000,000 which notice shall specify the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Asset Sale Payment Date") and will otherwise comply with the procedures set forth in the Indenture and the Security Documents. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., Central time, on the Business Day immediately preceding the Asset Sale Payment Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

               (i) that the Asset Sale Offer is being made pursuant to this
     Section 6.15;

               (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Asset Sale Payment Date;

               (iii) that any Security not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

               (iv) that any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

               (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer must surrender their Securities with the form "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., Central time, on the Business Day immediately preceding the Asset Sale Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

               (vi) that Holders shall be entitled to withdraw their elections if the Paying Agent receives, not later than 5:00 p.m., Central time, on the third Business Day immediately preceding the Asset Sale Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

                                                                              72
               (vii) that if Securities in a principal amount in excess of the Holders' pro rata share of the Available Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

               (viii) that Holders whose Securities are purchased only in part shall be issued new Securities of the same series and equal in principal amount to the unpurchased portion of the Securities surrendered; and

               (ix) the instructions that Holders must follow to tender their Securities.

          On or about the Asset Sale Payment Date, the Company shall (i) accept for payment, on a pro rata basis among the Securities tendered, Securities or portions thereof pursuant to the Asset Sale Offer and (ii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver (or, in the case of a Global Security, transfer immediately available funds, on the Asset Sale Payment Date to the Depositary) to each Holder of the Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to each such Holder a new Security of the same series and equal in principal amount to any unpurchased portion of the Securities surrendered upon receipt from the Company thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the first Business Day following the Asset Sale Payment Date. To the extent the Holders' pro rata portion of an Asset Sale Offer is not fully subscribed to by such Holders, the Company may retain (free and clear of the Lien of this Indenture and the Security Documents) such unutilized portion. The Paying Agent shall promptly deliver to the Company the balance of any such Trust Moneys held by the Paying Agent after payment to the Holders as aforesaid. For purposes of this Section 6.15, so long as the Collateral Agent is also the Trustee, the Collateral Agent shall act as the Paying Agent and, otherwise, the Trustee shall act as Paying Agent.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.15 by virtue thereof.

SECTION 6.16. Limitation on Dividend and Other Payment Restrictions Affecting Recourse Subsidiaries.

          So long as any 1998 Securities shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind on the ability of any such Recourse Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock; (b) make payments in respect of any Indebtedness owed to the Company or any of the Company's Recourse Subsidiaries; (c) make loans or advances to the Company or any of the Company's Recourse Subsidiaries; or (d) transfer any of its assets to the Company or any of the Company's Recourse Subsidiaries, other than by reason of (i) the Securities, the Indenture and the Security Documents; (ii) restrictions existing under agreements in effect on the date of this Indenture, including, without limitation, restrictions under the New Credit Facility as in effect on the date of this Indenture; (iii) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Recourse Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Recourse Subsidiary of the Company; (iv) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in (ii) or (iii); provided, that the terms and conditions of any such restrictions are not materially less favorable to the Company or such Recourse Subsidiary than those under the agreement evidencing the refinanced Indebtedness; (v) customary non-assignment or sublease provisions of (A) any lease governing a leasehold interest of the Company or any Recourse Subsidiaries or (B) any other contract or agreement of the Company or any Recourse Subsidiary for the purchase or sale of goods or services entered into in the ordinary course of business and involving, in the case of any contract or agreement, payments of $1,000,000 or less in the aggregate in any fiscal year;
(vi) customary restrictions relating to assets acquired with the proceeds of a purchase money obligation; (vii) any restrictions with respect to a Recourse Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Recourse Subsidiary; (viii) restrictions created in connection with a Qualified Asset Backed Transaction that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Asset Backed Transaction; provided, that such restrictions apply only to such Asset Backed Entity; and (ix) customary provisions contained in joint venture agreements and other similar agreements entered into in the ordinary course of business.

SECTION 6.17.  Limitation on Sale and Leaseback Transactions.

          So long as any 1998 Securities shall remain Outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, enter into, directly or indirectly, any Sale and Leaseback Transaction, with respect to any real or tangible personal property, other than (i) a Sale and Leaseback Transaction entered into between the Company and any of its Wholly-Owned Recourse Subsidiaries or between Wholly-Owned Recourse Subsidiaries of the Company, as the case may be; (ii) Capitalized Lease Obligations permitted to be incurred by the Company or any of its Subsidiaries pursuant to the limitations on Indebtedness set forth in Section 6.9; and (iii) a Sale and Leaseback Transaction the gross cash proceeds of which are at least equal to the fair market value (as determined in good faith by a Board Resolution, which determined shall be conclusive evidence of compliance with this provision) of the property that is the subject of such Sale and Leaseback Transaction and the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the net proceeds of such transaction in compliance with, the covenants and agreements set forth in Section 6.15.


 SECTION 6.18.      Intentionally Omitted.


 SECTION 6.19. Change of Control.

          In the event of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the Holders of 1998 Securities in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Payment Date") not earlier than 30 days nor later than 60 days from the date such notice is mailed all 1998 Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the Change of Control Payment Date, if any.

          Notice of a Change of Control Offer shall be mailed by the Company within 30 days following the Change of Control Date to the Holders of 1998 Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., Central time, on the Business Day immediately preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 6.19 and that all 1998 Securities tendered shall be accepted for payment;

          (ii) the purchase price (including the amount of accrued interest, if any) for each 1998 Security and the Change of Control Payment Date;

                                                                              75
          (iii) that any 1998 Security not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

          (iv) that any 1998 Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Holders electing to have 1998 Securities purchased pursuant to a Change of Control Offer must surrender their 1998 Securities with the form "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., Central time, on the Business Day immediately preceding the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., Central time, on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of 1998 Securities the Holder delivered for purchase, the 1998 Security certificate number (if any), and a statement that such Holder is withdrawing his election to have such 1998 Securities purchased;

          (vii) that Holders whose 1998 Securities are purchased only in part shall be issued 1998 Securities equal in principal amount to the unpurchased portion of the 1998 Securities surrendered;

          (viii) the instructions that Holders must follow to tender their Securities; and

          (ix) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information, including income, cash flow and capitalization, after giving effect to such Change of Control, information regarding the Persons acquiring control and such Person's business plans going forward).

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment 1998 Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Payment Agent money sufficient to pay the purchase price of all 1998 Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the 1998 Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver (or, in the case of a Global Security, transfer immediately available funds on the Change of Control Payment Date to the Depositary) to the Holders of 1998 Securities so accepted for payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new 1998 Security equal in principal amount to any unpurchased portion of the 1998 Security surrendered upon receipt from the Company thereof. Any 1998 Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of 1998 Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.19, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.19 by virtue thereof.


 SECTION 6.20. Limitations as to Non-Recourse Subsidiaries.

          So long as any 1998 Securities shall remain Outstanding, the Company shall not permit any Non-Recourse Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect to any Indebtedness other than Non-Recourse Indebtedness. Neither the Company nor any if its Non-Recourse Subsidiaries will sell, lease, convey or otherwise transfer to any Non-Recourse Subsidiary any asset which is essential to the steel making operations of the Company or its Recourse Subsidiaries. The Released Property shall be deemed to be not essential to the steel making operations of the Company and its Recourse Subsidiaries.


 SECTION 6.21. Impairment of Security Interest.

          So long as any 1998 Securities shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of affecting or impairing the security interest in favor of the Collateral Agent, on behalf of the Trustee and the Holders with respect to the Collateral, and the Company shall not grant to any Person (other than the Collateral Agent on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral, except, in either case, as expressly permitted by Section 6.10 and the Security Documents.


 SECTION 6.22. Conflicting Agreements.

          So long as any 1998 Securities shall remain Outstanding, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, enter into any agreement or instrument that by its terms expressly (i) prohibits the Company from redeeming or otherwise making any payments on or in respect of the 1998 Securities in accordance with the terms thereof or hereof, as in effect from time to time (provided that any provision which would result in a breach of, or a default under, the New Credit Facility in the event that the Company makes any payments on or in respect of the 1998 Securities shall not be considered a prohibition in violation of this Section 6.22), or (ii) requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the Indebtedness represented by the Securities of all series, except as expressly permitted hereby or by the Security Documents.


 SECTION 6.23. Amendment to Security Documents.

          So long as any 1998 Securities shall remain Outstanding and except as otherwise permitted by this Indenture, the Company shall not, and shall not permit any of its Recourse Subsidiaries to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, any of the Security Documents in any way which would be adverse to the Holders or which would constitute a Default hereunder or a default under any Security Document.


 SECTION 6.24. Inspection.

          The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Trustee and the Collateral Agent to visit and inspect the properties of the Company or its Subsidiaries, and any or all books, records and documents in the possession of the Company relating to the Collateral, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.


 SECTION 6.25.      Use of Proceeds.

          The Company shall use the proceeds of the 1998 Securities in the manner described in the Offering Memorandum. The Company shall not use any part of such proceeds to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the issuance of any Security nor the use of the proceeds thereof shall violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.


 SECTION 6.26. Money for Security Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of Section 317 of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities of any series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such in respect of such series.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New Orleans and New York City, or give by mail to each Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

 SECTION 6.27. Limitation on Improvements to the Released Property.

          In the event that the Company contributes the Released Property to a Non-Recourse Subsidiary as permitted under Section 6.13 and new facilities are constructed on such property, the Company covenants that such new facilities (the "Released Property Facilities") (i) shall be designed for use in lines of business related to the Company's or one of its Recourse Subsidiaries' business at such time, (ii) may not be financed in whole or in part by the sale of Securities of any series (provided, however, that subject to the restrictions on the use of proceeds from any future issuance of Securities as provided under
Section 6.9, the Company may contribute capital or otherwise invest in such Non-Recourse Subsidiary to the extent permitted under the Indenture under Section
6.13 even if such capital or investment is financed, directly or indirectly, by the sale of Securities of any series), (iii) may not replace any Integral Fixtures and Equipment and (iv) if subsequently removed, will not have a material adverse impact on the operations in the ordinary course of business of the Mortgaged Facility, as in existence immediately prior to commencement of the construction of the Released Property Facility (in the case of clause (iv), as conclusively established by a Board Resolution).

                                  ARTICLE VII

                             SUCCESSOR CORPORATION


 SECTION 7.1.  Merger and Consolidation.

          The Company shall not consolidate with or merge into any other Person or convey, sell, assign, transfer or lease all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Recourse Subsidiaries taken as a whole) in one transaction or a series of transactions to any other Person or Persons, or permit any Person to consolidate with or merge into the Company, or convey, sell, assign, transfer or lease all or substantially all of such Person's properties and assets in one transaction or a series of transactions to the Company, unless:

               (i) such Person is a solvent corporation, partnership or trust organized under the laws of the United States, one of the States thereof or the District of Columbia;

               (ii) the resulting, surviving or transferee corporation, partnership or trust (if other than the Company) assumes by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company's obligations under the Securities, the Indenture and the Security Documents;

               (iii) immediately before and after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

                                                                              80
               (iv) immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions), the Company, or the successor or transferee corporation, would be permitted to incur an additional $1.00 of Indebtedness pursuant to the Indenture; and

               (v) the Company or the surviving entity shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, sale, transfer or lease and, if a supplemental indenture has been executed in connection with such transaction or series of transactions, such supplemental indenture complies with this covenant and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied.

          Notwithstanding the foregoing, clause (iv) shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Company and evidenced by the Board Resolution or Board Resolutions thereof) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the limitation on merger, consolidations and sales of assets contained herein. Nothing contained in this Article shall be deemed to prevent the Company or any Subsidiary from granting a security interest in, or a mortgage or Lien upon, or otherwise encumbering, any of its assets, subject to the limitations on Liens set forth in Section 6.10. Notwithstanding the foregoing, the Company and its Recourse Subsidiaries may not consolidate with or merge into a Non-Recourse Subsidiary or convey, sell, assign, transfer or lease all or substantially all of their properties and assets (determined, with respect to the Company, on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one transaction or a series of transactions to any Non-Recourse Subsidiary, or permit any Non-Recourse Subsidiary to consolidate with or merge into the Company or any of its Recourse Subsidiaries or convey, sell, assign, transfer or lease all or substantially all of such Non-Recourse Subsidiary's properties and assets in one transaction or a series of transactions to the Company or any of its Recourse Subsidiaries.


 SECTION 7.2.  Surviving Person Substituted.

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 7.1, the surviving person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving person had been named as the Company herein.

                                                                              81
                                 ARTICLE VIII

                               EVENTS OF DEFAULT


 SECTION 8.1.  Events of Default.

          "Event of Default", wherever used herein with respect to Securities of any series (unless otherwise provided pursuant to Section 3.1(a) with respect to any other series of Securities), means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

               (ii) default in the payment of the principal, or premium, if any, of any Security of that series on a Maturity Date; or

               (iii) default in the performance, or breach, of any covenant or agreement described in Sections 6.15 or 6.19 of this Indenture, and continuance of such default or breach for a period of thirty days or the Company fails to comply with the covenant set forth in Section 7.1; or

               (iv) failure to observe or perform any covenant, condition or agreement in respect of the Securities of that series, the Indenture (other than any covenant, condition or agreement which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series) or the Security Documents (other than as described in clause
     (i), (ii), (iii) or (x)), or established in respect of the Securities of that series pursuant to Section 3.1(a), and such failure to observe or perform continues for a period of 30 days after there has been given to the Company by the Trustee, or has been received by the Company and the Trustee from the Holders of at least 25% of the principal amount of the Outstanding Securities of that series, a written notice specifying such default, demanding that it be remedied and stating that the notice is a "Notice of Default", unless, with respect to defaults under the Security Documents, the remedy or cure of such default requires work to be performed, acts to be done or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such 30-day period, or if such remedy or cure is prevented by causes outside of the control or responsibility of the Company, in which case no "Event of Default" shall be deemed to have occurred until the date that is 90 days after such written notice so long as the Company shall have commenced cure within such 90-day period and shall diligently prosecute the same to completion; or

               (v) a default in the payment of principal at final maturity under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Recourse Subsidiaries (or the payment of which is guaranteed now or hereafter by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall hereafter be created in a principal amount of at least $5,000,000; or

               (vi) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (including any interest thereon) of the Company or its Recourse Subsidiaries (or the payment of which is guaranteed now or hereafter by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall hereafter be created if (a) as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its stated maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness of the Company and its Recourse Subsidiaries the maturity of which has been so accelerated, aggregates $5,000,000 or more; or

               (vii) the Company or any Subsidiary (other than a Non-Recourse Subsidiary, unless such action or proceeding results in the Company or any Recourse Subsidiary becoming liable or responsible for liabilities or obligations of such Non-Recourse Subsidiary in an aggregate amount in excess of $5,000,000 and has a material adverse effect on the ability of the Company to satisfy its obligations under this Indenture or the Securities of any series) pursuant to or within the meaning of any Bankruptcy Law (a) commences a voluntary case or proceeding; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability to pay its debts as the same become due; or

               (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company or any Subsidiary in an involuntary case; (b) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its property; or
     (c) orders the liquidation of the Company or any Subsidiary; provided, that clauses (a), (b) and (c) shall not apply to a Non-Recourse Subsidiary, unless such action or proceeding results in the Company or any Recourse Subsidiary becoming liable or responsible for liabilities or obligations of such Non-Recourse Subsidiary in an aggregate amount in excess of $5,000,000 and has a material adverse effect on the ability of the Company to satisfy its obligations under this Indenture or the Securities of any series and in any such case the order or decree remains unstayed and in effect for 60 days; or

               (ix) the Company or any Recourse Subsidiary shall fail to discharge any one or more judgments not covered by insurance (from which no further appeal may be taken) in excess of $5,000,000, and such judgments shall remain in force, undischarged, unsatisfied, unstayed and unbonded for more than 30 days; or

               (x) (a) the Security Documents shall cease, for any reason, to be in full force and effect or shall cease to be effective to grant a perfected Lien on the Collateral with the priority purported to be created thereby, in each case with respect to Collateral the aggregate value of which is in excess of $3,000,000 or (b) the Security Documents shall cease, for any reason, to be in full force and effect or shall cease to be effective to grant a perfected Lien on the Collateral with the priority purported to be created thereby in any case with respect to Collateral the aggregate value of which is $3,000,000 or less and the Company or any Recourse Subsidiary, as applicable, shall have failed to take reasonable steps to cure such event promptly after having learned thereof; or

               (xi) an event of default shall have occurred with respect to the Securities of any other series and as a result of such event of default, the maturity of the Securities of such other series shall been accelerated prior to its stated maturity; or

               (xii) with respect to any series of Securities other than the 1998 Securities, any other Event of Default provided in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.1(a).


 SECTION 8.2.  Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than an Event of Default specified in subparagraph (vii), (viii) or (xi) of Section 8.1) with respect to Securities of any series at any time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the principal of and accrued interest on all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in clause (vii), (viii) or (xi) of
Section 8.1 occurs, the principal amount and accrued interest shall ipso facto become and be immediately due and payable on all Outstanding Securities without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (a)  all overdue interest on all Securities of that series;

               (b) the principal of any Securities of that series which have become due otherwise than solely by such declaration of acceleration and interest thereon at the rate borne by the Securities of that series;

               (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities of that series; and

               (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

               (ii) all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


 SECTION 8.3.  Collection of Debt and Suits for Enforcement by Trustee.

          The Company covenants that if:

          (i) default is made in the payment of any interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days; or

          (ii) default is made in the payment of the principal of any Security of any series on a Maturity Date,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Security Documents or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Each Holder, by accepting a Security, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with
Section 8.6.


 SECTION 8.4.  Trustee May File Proofs of Claims.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities of any series), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


 SECTION 8.5.  Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture, the Security Documents or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


 SECTION 8.6.  Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities with respect to which such moneys were collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST:  To the payment of all amounts due the Trustee under
          Section 9.7 and, in its capacity as Collateral Agent, for amounts due under the Security Documents;

               SECOND: To the payment of unpaid interest accrued on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for interest;

               THIRD: To the payment of the unpaid principal of the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal; and

               FOURTH: To the Company or any other obligors on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.


 SECTION 8.7.  Limitation on Suits.

          Except as provided in Section 8.8, no Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of that series;

          (ii) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iv) the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders shall have any right in any manner whether by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of or accrued interest on such Securities on or after the respective due dates set forth in such Securities.


 SECTION 8.8.  Unconditional Right of Holders to Receive Principal and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.7) interest on such Security on the respective Maturity Dates expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder, except to the extent that the institution or prosecution of such suit or entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

 SECTION 8.9.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


 SECTION 8.10. Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


 SECTION 8.11.      Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of Securities of any series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


 SECTION 8.12. Control by Holders.

          The Holders of a majority in principal amount of the Outstanding Securities of any series, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of that series; provided, that the Trustee may refuse to follow any direction that:

               (i) conflicts with any rule of law or with this Indenture;

               (ii) the Trustee determines may be unduly prejudicial to the rights of another Holder; or

               (iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by it following such directions;

provided, further, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


 SECTION 8.13. Waiver of Past Defaults.

          The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

               (i) in the payment of the principal of or interest on any Security of such series; or

               (ii) in respect of a covenant or provision hereof which under
     Article XI cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


 SECTION 8.14. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys' fees, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, a suit by a Holder of any Security pursuant to
Section 8.8, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Outstanding Securities of any series.

 SECTION 8.15. Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


 SECTION 8.16. Collection Suit by Trustee.

          If an Event of Default specified in Section 8.1(i) or 8.1(ii) or 8.1(iii) occurs and is continuing with respect to the Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor upon such Securities) for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities of such series, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.


                                  ARTICLE IX

                                  THE TRUSTEE


 SECTION 9.1.  Certain Duties and Responsibilities.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 9.1. If an Event of Default has occurred and is continuing with respect to the Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

SECTION 9.2.  Notice of Defaults.

          The Trustee shall give the Holders of each series of Securities notice of any default hereunder or in respect of the Securities of any series as and to the extent provided by Section 315(b) of the Trust Indenture Act. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security (including the failure to make payments with respect to redemptions, Asset Sale Offers or a Change of Control Offer), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of Holders.


 SECTION 9.3.  Certain Rights of Trustee.

          Subject to Sections 315(a) through (d) of the Trust Indenture Act, the terms of which are hereby incorporated herein by this reference:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities, including but not limited to environmental liabilities, which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) Except for the failure of the Company to make or cause to be made any scheduled payment to the Trustee provided for in this Indenture, the Trustee shall not be deemed to have knowledge of any fact or circumstance, including but not limited to a Default or Event of Default, unless and until the Trustee shall been given written notice thereof or until an officer of the Trustee who customarily handles coporate trusts and is assigned to supervise the Indenture shall have actual knowledge thereof; and

          (i) subject to Section 11.2 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders of Securities of any series, give any consent, waiver or approval required under the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of the Security Documents, in each case, that shall have an adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have an adverse effect on the interests of any Holder.


 SECTION 9.4.  Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities of any series, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series. The Trustee shall not be accountable for the use or application by the Company of Securities of any series or the proceeds thereof.

                                                                              93
 SECTION 9.5.  May Hold Securities.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section
9.8 and 9.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.


 SECTION 9.6.  Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


 SECTION 9.7.  Compensation and Reimbursement.

          The Company agrees:

               (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder and under the Security Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the Security Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the Security Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

          The Trustee shall notify the Company promptly of any claim asserted against it for which it may seek indemnity.

          As security for the performance of the obligations of the Company under this Section the Trustee shall have a Lien prior to the Securities on all properties and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities.

          If the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(vii) or (viii) occurs, the expenses and compensation for the services will be intended to constitute expenses of administration under any applicable Bankruptcy Law or other similar law.

          The Company's obligations under this Section 9.7 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Articles IV or XII of this Indenture and/or the termination of this Indenture.


 SECTION 9.8.  Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.


 SECTION 9.9.  Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to Section 310(a) of the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in New Orleans, Louisiana. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this
Section 9.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


 SECTION 9.10. Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 9.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time with respect to the Securities of any series, by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

          (d)  If at any time:

               (i) the Trustee shall fail to comply with Section 9.8 with respect to Securities of any series after written request therefor by the Company or by any Holder of Securities of such series who has been a bona fide Holder of a Security of such series for at least six months; or

               (ii) the Trustee shall cease to be eligible under Section 9.9 and shall fail to resign after written request therefor by the Company or by any such Holder; or

               (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (1) the Company by a Board Resolution may remove the Trustee with respect to Securities of any series, or (2) subject to Section 8.14, any Holder of a Security of such series who has been a bona fide Holder of such Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to Securities of such series and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to any series of Securities and each appointment of a successor Trustee with respect to any series of Securities to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          (g) Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as Collateral Agent under the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of a successor Collateral Agent under the Security Documents and such successor shall assume all of the obligations of the Trustee in its capacity as Collateral Agent under the Security Documents.


 SECTION 9.11. Acceptance of Appointment by Successor.

          Every successor Trustee with respect to one or more series of Securities appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee for that or those series of Securities shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of such retiring Trustee; but, on request of the Company or such successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of such retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 9.7. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


 SECTION 9.12. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

 SECTION 9.13. Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon any series of Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


 SECTION 9.14. Appointment of Authenticating Agent.

          The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial repurchase or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 9.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 9.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such

Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of all series with respect to which such Authentication Agent will serve as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 9.14.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 9.14, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 9.7.

          If an appointment with respect to one or more series of Securities is made pursuant to this Section 9.14, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Securities of the series designated therein and referred to in the within-mentioned Indenture.

                              TRUSTEE'S CERTIFICATE OF
                                AUTHENTICATION
                              This is one of the Securities of the series designated therein issued under the Indenture described herein.

                              FIRST NATIONAL BANK
                                OF COMMERCE, As Trustee


                              By_______________________________
                                As Authenticating Agent


                              By_______________________________
                                Authorized Officer

                                 ARTICLE X

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


 SECTION 10.1. Company to Furnish Trustee Names and Addresses of Holders.

        The Company will, with respect to the Securities of each series, furnish or cause to be furnished to the Trustee:

               (i) semi-annually, not more than 15 days after each Regular Record Date for the Securities of such series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Securities of such series as of such Regular Record Date; and

               (ii) at such other times as the Trustee may request in writing with respect to any series of Securities, within 30 days after the receipt by the Company of any such request, a list of similar form and content with respect to such series as of a date not more than 15 days prior to the time such list is furnished;

provided, no such list need be furnished if the Trustee is acting as Security Registrar.


 SECTION 10.2. Preservation of Information; Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities of each series contained in the most recent list furnished to the Trustee as provided in
Section 10.1 and the names and addresses of Holders of each series received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 10.1 upon receipt of a new list so furnished.

          (b) The rights of Holders of Securities of any series to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities of such series, and the corresponding rights and duties of the Trustee, shall be as provided by Section 312 of the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to
Section 312 of the Trust Indenture Act.

 SECTION 10.3.      Reports by Trustee.

          (a) Within 60 days after each May 15 beginning with May 15, 1999, with respect to Securities of any series, so long as Securities of such series are Outstanding, the Trustee shall transmit to Holders of Securities of such series such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313 of the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when and as any Securities are listed on any stock exchange.


 SECTION 10.4. Reports by Company.

          The Company shall file with the Trustee and the Commission, and transmit to Holders of Securities of all series, such information, documents and other reports, and such summaries thereof, as may be required pursuant to
Section 314 of the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same shall be so required to be filed with the Commission; provided further that if the Company is not subject to the periodic reporting and information requirements of the Exchange Act, it will provide to Holders of Securities of all series annual reports containing audited consolidated financial statements and an opinion thereon by the Company's independent certified public accountants, and quarterly reports for the first three quarters of each fiscal year containing unaudited condensed consolidated financial statements.

                                  ARTICLE XI

                            SUPPLEMENTAL INDENTURES


 SECTION 11.1. Supplemental Indentures without Consent of Holders.

          Without the consent of any Holders, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments to the Security Documents, in form satisfactory to the Trustee, for any of the following purposes:

               (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

               (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

               (iii) to comply with any requirements of the Commission in order to obtain or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 11.5; or

               (iv) to pledge or grant a security interest in favor of the Trustee for the benefit of the Holders of Securities of all series as additional security for the payment and performance of the Company's obligations under this Indenture and such Securities, in any property or assets, including any that are required to be pledged or in which a security interest is required to be granted, to the Trustee pursuant to the Security Documents or otherwise; or

               (v) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this Clause (v) shall not adversely affect the interests of the Holders of Securities of any series; or

               (vi) to establish the terms of Securities of any series, other than the 1998 Securities, as permitted by Section 3.1(a);

               (vii) to supplement any provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Securities of any series initially as securities registered under the Securities Act; provided, that any such action shall not adversely affect the interests of the Holders of any other series; or

               (viii) to add any Person who becomes a Recourse Subsidiary of the Company after the date of this Indenture as a party to this Indenture as contemplated by Section 12.1(a).

 SECTION 11.2. Supplemental Indentures with Consent of Holders.

          (a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities of such series or the Security Documents or of modifying in any manner the rights of the Holders under this Indenture, the Securities of such series or the Security Documents; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

               (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or alter the redemption provisions or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof; or

               (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

               (iii)      modify any of the provisions of this Section 11.2 or
     Section 8.8 or 8.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

               (iv) affect the ranking of the Securities of any series or the Liens in favor of the Trustee, the Collateral Agent and the Holders in a manner adverse to the Holders of Securities of any series or release all or substantially all of the Collateral.

          Notwithstanding clause (iv) above, any amendment or modification of, or waiver with respect to, the Indenture, any series of Securities or the Security Documents requested by the Company in connection with any intercreditor agreement or similar arrangement to facilitate the financing, construction or operation of Released Property Facilities shall only require the approval of not less than a two-thirds majority of the aggregate principal amount of the Outstanding Securities of each series affected thereby, even if such intercreditor agreement or similar arrangement affects the ranking or security of such series. No such intercreditor agreement or similar arrangement shall, however, cause the Trustee to release the Lien in favor of the Trustee and the Holders of any series of Securities on the Collateral except in compliance with Sections 4.1, 4.3, 12.3, 14.2 and 14.3. Further, no such intercreditor agreement or similar arrangement shall cause the Trustee to subordinate the Liens in favor of the Holders of any series of Securities under the Security Documents to Liens in favor of creditors financing Released Property Facilities.

          (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          (c) After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders of any series of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.


 SECTION 11.3. Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


 SECTION 11.4. Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Each Subsidiary Guarantor agrees that each supplemental indenture under this Article shall constitute a reaffirmation by such Subsidiary Guarantor of its Subsidiary Guarantee.

 SECTION 11.5. Conformity with Trust Indenture Act.


          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.


 SECTION 11.6. Reference in Securities to Supplemental Indentures.

          Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                  ARTICLE XII

                            COLLATERAL AND SECURITY


 SECTION 12.1. Collateral and Security Documents.

          (a) In order to secure the due and punctual payment of the principal of and interest on the Securities of each series when and as the same shall be due and payable, whether on an Interest Payment Date, Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities of each series and the performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities of each series (the "Company Obligations"), the Company and the Trustee have simultaneously with the execution of this Indenture entered into the Company Security Agreement and a certain Mortgage pursuant to which the Company has granted to the Trustee, in its capacity as Collateral Agent, for the benefit of the Holders of Securities of each series, a first priority Lien on and security interest in the Collateral described therein, subject to the exceptions permitted by Section
6.10. Each Subsidiary of the Company on the date of the Indenture, by executing this Indenture, shall Guarantee the Company Obligations. The Company shall cause each Person which becomes a Recourse Subsidiary of the Company after the date of this Indenture to become a party to this Indenture as a Subsidiary Guarantor on the date such Person becomes a Recourse Subsidiary. On the date of this Indenture, each Subsidiary of the Company which holds real property constituting part of the Mortgaged Facility or which owns any Integral Fixtures and Equipment shall enter into a Subsidiary Security Agreement and a Mortgage to secure its obligations under its Subsidiary Guarantee, pursuant to which such Subsidiary has granted to the Trustee, in its capacity as Collateral Agent, for the benefit of the Holders of Securities of each series a first priority Lien on and security interest in the Collateral described in such Subsidiary Security Agreement and Mortgage, subject to the exceptions permitted by Section 6.10. Subsequent to the date of this Indenture, the Company and its Subsidiaries (with the exception of Non-Recourse Subsidiaries) shall execute, as soon as practicable, any further security agreements (substantially in the form of the Company Security Agreement or the Subsidiary Security Agreement, as the case may be), mortgages, or other agreements necessary and take such other actions as necessary to create and maintain an effective security interest in the Mortgaged Facility, all Integral Fixtures and Equipment and all proceeds and products of any and all of the foregoing.

          The Trustee, the Company and the Subsidiary Guarantors hereby agree that the Trustee holds the Collateral in trust for the benefit of the Holders of Securities of each series pursuant to the terms of the Security Documents.

          (b) The Trustee is authorized and directed by the Holders of Securities of each series to enter into and comply with the provisions of the Intercreditor Agreement. Compliance with the Intercreditor Agreement shall in no event serve as the basis for any claim by the Company or any other party having an interest in the Collateral that the Collateral was not sold or otherwise disposed of in a commercially reasonable manner. The Trustee is authorized to execute and deliver the documents referred to in Section 2(c) of the Intercreditor Agreement upon receipt of such documents and an Officer's Certificate and an Opinion of Counsel, each to the effect that such documents comply with the requirements of the Intercreditor Agreement and the conditions contained herein with respect to the execution of such documents have been complied with and that such documents do not release property subject to the Lien of this Indenture or the Security Documents in contravention of the provisions of this Indenture or such Security Documents.

          (c) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.


 SECTION 12.2.      Recording and Opinions.

          (a) The Company and its Subsidiaries as soon as practicable shall take or cause to be taken all action required to perfect, maintain, preserve and protect the first priority Lien on and security interest in the Collateral, subject to the exceptions set forth in Section 6.10, granted by the Security Documents, including without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property now and hereafter comprising the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

          (b) The Company shall furnish to the Trustee promptly after the time of execution and delivery of this Indenture, Opinion(s) of Counsel either (i) substantially to the effect that, in the opinion of such Counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the security interests in the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the security interests created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion) or
(ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such security interests. To the extent not required by the preceding sentence, the Company shall deliver the opinion(s) required by Section 314(b) of the Trust Indenture Act. Subsequent to the date of this Indenture, at the time of the execution of any Security Document, Opinion(s) of Counsel with respect to the identical matters set forth in this paragraph (ii) and an Opinion of Counsel to the effect that the Security Documents executed on such date constitute the legally valid, binding and enforceable obligation of the Company or such Subsidiary, as the case may be, subject to acceptable bankruptcy and similar exceptions, shall be delivered to the Trustee.

          (c) The Company shall furnish to the Trustee on June 1 in each year, beginning with June 1, 1999, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements and continuation statements as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and
(B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to maintain the security interest of the Holders and the Trustee hereunder and under the Security Documents with respect to the Collateral, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to maintain such Lien.


 SECTION 12.3. Release of Collateral.

          (a) The Trustee, in its capacity as Collateral Agent under the Security Documents, shall not at any time release Collateral from the security interest created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

          (b) At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the

Security Documents shall be effective as against the Holders of the Securities of any series.

          (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released in accordance with this Indenture and the Security Documents. To the extent applicable, the Company shall cause Section 314(d) of the Trust Indenture Act relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by a Responsible Officer of the Company, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an Independent Person, which Person shall be an independent engineer, or other expert selected or approved by the Trustee in the exercise of reasonable care.


 SECTION 12.4. Possession and Use of Collateral.

          Subject to and in accordance with the provisions of this Indenture and the Security Documents, so long as no Event of Default shall have occurred and be continuing the Company and its Subsidiaries shall have the right to remain in possession and retain exclusive control of the Collateral other than Trust Moneys held by the Trustee, to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Moneys and other personal property held by, or required to be deposited or pledged with, the Collateral Agent under the Indenture or any Security Document), to alter or repair any Collateral consisting of vehicles, machinery or equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Security Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.


 SECTION 12.5. Specified Releases of Collateral.

          (a) Satisfaction and Discharge; Defeasance. The Company and its Subsidiaries shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Article IV for satisfaction and discharge of this Indenture or for legal defeasance of the Outstanding Securities of all series pursuant to Section 14.2. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Section 4.1 or 14.4), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the

Company including, without limitation, the execution and delivery of releases and satisfactions whenever required.

          (b) Sales of Collateral Permitted by Section 6.15. The Company shall be entitled to obtain a release of items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

               (i) Company Order. A Company Order requesting release of Released Interests, such Company Order (A) specifically describing the proposed Released Interests, (B) specifying the fair market value of such Released Interests on a date within 60 days of the Company Order (the "Valuation Date"), (C) stating that the purchase price received is at least equal to the fair value of the Released Interest, (D) stating that the release of such Released Interests is not anticipated to have a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, taking into account the planned use of proceeds from the sale of such Released Interests, (E) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is an Affiliate, that such sale is being made in accordance with Section 6.14,
     (F) certifying that such Asset Sale complies with the terms and conditions of Section 6.15 hereof and (G) in the event that there is to be a substitution of property for the Collateral to be sold, specifying the property intended to be substituted for the Collateral to be sold;

               (ii) Officers' Certificate. An Officers' Certificate certifying that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of an Asset Sale pursuant to Section 6.15,
     (B) all Net Cash Proceeds from the sale of any of the Released Interests constitutes Collateral and will be deposited in the Collateral Account for application in accordance with Section 6.15, (C) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Collateral will not result in a Default or Event of Default hereunder and (E) all conditions precedent to such release have been complied with; and

               (iii) Other Documents. All other documentation, if any, required by Section 314(d) of the Trust Indenture Act.

          (c) Eminent Domain and Other Governmental Takings. The Company shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral taken by eminent domain or sold pursuant to the exercise by the United States of America or any State, municipality, other governmental authority or private Person holding the power of eminent domain of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

               (i) Officer's Certificate. An Officer's Certificate (A) stating that such property has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a State, municipality, other governmental authority or private Person holding the power of eminent domain to purchase, or to designate a purchaser, or order a sale of such property and the amount of the proceeds of such sale, and (B) stating that all conditions precedent to such release have been complied with;

               (ii) Opinion of Counsel. An Opinion of Counsel, subject to reasonable qualifications and assumptions, to the effect that (A) such property has been lawfully taken by exercise of the right of eminent domain, or has been sold pursuant to the exercise of a right vested in the United States of America or a State, municipality, other governmental authority or private Person holding the power of eminent domain to purchase, or to designate a purchaser or order a sale of, such property,
     (B) in the case of any such taking by eminent domain, the award for such property has become final or an appeal therefrom is not advisable in the interests of the Company or the Holders, and (C) all conditions precedent herein provided relating to such release have been complied with; and

               (iii) Eminent Domain Award. Subject to the requirements of any prior Lien on the Collateral so taken, cash equal to the amount of the award for such property or the proceeds of such sale, to be held as Trust Moneys subject to the disposition thereof pursuant to Article XIII hereof.

          (d) Released Property. The Company shall be entitled to obtain a release of items of Collateral that upon such release will constitute the Released Property upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

               (i) Company Order. A Company Order requesting release of such Collateral, such Company Order (A) specifically describing the proposed Collateral to be released, (B) stating that such Collateral is not used or necessary in the ordinary course of business of the Company or any of its Recourse Subsidiaries, (C) stating that such Collateral will, upon such release, meet the definition of Released Property and (D) confirming the Company's intention to contribute such Collateral to a Non-Recourse Subsidiary in exchange for an equity interest therein;

               (ii) Officers' Certificate. An Officers' Certificate certifying that (A) such Collateral will, upon such release, meet the definition of Released Property, (B) there is no Default or Event of Default in effect or continuing on the date thereof,

     (C) the release of such Collateral will not result in a Default or Event of Default hereunder and (D) all conditions precedent to such release have been complied with; and


               (iii) Other Documents. All other documentation, if any, required by Section 314(d) of the Trust Indenture Act.

          Upon compliance by the Company with the conditions precedent set forth above, and upon delivery by the Company to the Trustee of an Opinion of Counsel to the effect that such deliveries have been made to the Trustee, the Trustee shall cause to be released and reconveyed to the Company, the Collateral proposed to be released. At the Company's expense and reasonable request, the Trustee shall cooperate with any resubdivision of the Company's property deemed desirable by the Company to effect the release and subsequent development of the Released Property in accordance with Section 6.27; provided, however, that the Trustee shall not be required to cooperate with any such actions which could reasonably be expected to have a material adverse effect on the remainder of the Collateral (it being expressly agreed that the release of the Released Property will not, in and of itself, have such a material adverse effect).


 SECTION 12.6. Disposition of Collateral Without Release.

          So long as no Event of Default shall have occurred and be continuing, the Company or any of its Subsidiaries may, without any release or consent by the Collateral Agent or the Trustee, sell or otherwise dispose of any Obsolete Assets subject to the Lien of the Security Documents, in an aggregate amount not to exceed, in fair market value, $2,000,000 in any year.


 SECTION 12.7. Form and Sufficiency of Release.

          In the event that the Company or any of its Subsidiaries have sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section
12.5 or 12.6 may be sold, exchanged or otherwise disposed of by the Company or its Subsidiary, and the Company or its Subsidiary requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Trustee, in its capacity as Collateral Agent under the Security Documents, shall execute, acknowledge and deliver to the Company or its Subsidiary (in proper and recordable form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

 SECTION 12.8.      Purchaser Protected.

          No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company or any of its Subsidiaries be under any obligation to ascertain or inquire into the authority of the Company or its Subsidiary to make such sale or other disposition.


 SECTION 12.9. Authorization of Actions To Be Taken by The Trustee Under the
               Security Documents.

          Subject to the provisions of the Security Documents, (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive any and all amounts payable in respect of the obligations of the Company hereunder or of the Subsidiaries of the Company under the relevant Subsidiary Guarantee and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).


 SECTION 12.10. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

          The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of
Article XIII and the other provisions of this Indenture.

                                 ARTICLE XIII

                          APPLICATION OF TRUST MONEYS


 SECTION 13.1. Collateral Account.

          On the date of this Indenture there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article.


 SECTION 13.2. Withdrawals of Insurance Proceeds and Condemnation Awards.

          To the extent that any Trust Moneys consist of either (i) Net Insurance Proceeds or (ii) Condemnation Awards, such Trust Moneys may be withdrawn by the Company (or by a Subsidiary of the Company if title to the property damaged or taken was held by such Subsidiary, but only to the extent of the Net Insurance Proceeds or Condemnation Proceeds relating thereto) and shall be paid by the Trustee upon a Company Order to reimburse the Company or its Subsidiary for expenditures made, or to pay costs incurred, by the Company or its Subsidiary to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

          (a) an Officers' Certificate of the Company or its Subsidiary, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys:

                    (i) that expenditures have been made or costs incurred, by the Company or its Subsidiary in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair value thereof to the Company or its Subsidiary at the date of the expenditure or incurrence thereof by the Company or its Subsidiary;

                    (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 13.2;

                    (iii) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or its Subsidiary's business; and

                    (iv) that no Default or Event of Default shall have occurred and be continuing;

          (b) all documentation, if any, required under Section 314(d) of the Trust Indenture Act; and

          (c) an Opinion of Counsel substantially stating that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the Security Documents, and that, upon the basis of such request of the Company or its Subsidiary and the accompanying documents specified in this Section 13.2, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 13.2.

          Upon compliance with the foregoing provisions of this Section 13.2, the Trustee shall pay on the written request of the Company or its Subsidiary an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection (a) of this Section 13.2, or the fair value to the Company or its Subsidiary of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in such Independent Appraiser's or Independent Financial Advisor's certificate, if required by the Trust Indenture Act), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that any Net Insurance Proceeds or Condemnation Award for such property or proceeds of such sale does not exceed the lesser of $25,000 or 1% of the principal amount of the Outstanding Securities, and, in the good faith estimate of the Company, such destruction or damage resulting in such Net Insurance Proceeds or Condemnation Award does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate of the Company or its Subsidiary to such effect, the Trustee shall release to the Company or its Subsidiary such Net Insurance Proceeds or Condemnation Award for such property or proceeds of such sale, free of the Lien hereof and of the Security Documents.


 SECTION 13.3. Withdrawal of Trust Moneys for Asset Sale Offer.

          Except to the extent of Trust Moneys consisting of the proceeds from the sale of Securities of any series, Condemnation Awards or Net Insurance Proceeds, Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

          (a) an Officers' Certificate, dated not more than five days prior to the Asset Sale Payment Date stating:

                    (i) that no Event of Default exists;

                    (ii) (A) that pursuant to and in accordance with Section 6.15, the Company has made an Asset Sale Offer, (B) the amount of money to be applied to the repurchase of Securities pursuant to the Asset Sale Offer, and (C) the amount of money to be retained by the Company;

                    (iii)    the Asset Sale Payment Date; and

                    (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

          (b) all documentation, if any, required under Section 314(d) of the Trust Indenture Act; and

          (c) an Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with the Asset Sale Offer pursuant to this Section 13.3 conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

          Upon compliance with the foregoing provisions of this Section 13.3, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order.


 SECTION 13.4. Withdrawal of Trust Moneys for Permitted Related Acquisitions.

          In the event the Company (or a Subsidiary of the Company if such Subsidiary has engaged in the Asset Sale) intends to reinvest Net Cash Proceeds of an Asset Sale in a manner that would constitute a Permitted Related Acquisition (the "Released Trust Moneys"), such Net Cash Proceeds constituting Trust Moneys may be withdrawn by the Company (or, to the extent that the legal title to the property transferred in an Asset Sale is held by a Subsidiary, by such Subsidiary; provided, that the aggregate cost of the Permitted Related Acquisitions to be made by such Subsidiary shall not exceed the Net Cash Proceeds of such Asset Sale unless such excess is paid for by the Subsidiary with funds other than Released Trust Moneys) and shall be paid by the Trustee to the Company or its Subsidiary (or as otherwise directed by the Company or its Subsidiary) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

          (a) A notice (each, a "Trust Moneys Release Notice"), which shall (i) refer to this Section 13.4, (ii) contain all documents referred to below,
     (iii) state the amount of the Released Trust Moneys and (iv) describe with particularity the

     Permitted Related Acquisition to be made with respect to the Released Trust Moneys;

          (b) An Officer's Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of Section
     6.15 of this Indenture, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and
     (iv) all conditions precedent to such release have been complied with;

          (c) All other documentation, if any, required under Section 314(d) of the Trust Indenture Act; and

          (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee in connection with a Permitted Related Acquisition conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

          Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Released Trust Moneys as directed and specified by the Company or its Subsidiary.


 SECTION 13.5. Withdrawal of Trust Moneys for Retention by the Company or its
               Subsidiaries.

          To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to the provisions of Section 6.15 (including Asset Sales relating to Obsolete Assets), and the Company (or a Subsidiary of the Company if such Subsidiary has engaged in an Asset Sale, including an Asset Sale relating to Obsolete Assets) intends to retain, subject to the limitations set forth in Section 6.15, all or a portion of such Net Cash Proceeds (the "Retained Trust Moneys"), such Trust Moneys may be withdrawn by the Company or its Subsidiary and shall be paid by the Trustee to the Company or its Subsidiary (or as otherwise directed by the Company or its Subsidiary) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

          (a) A notice (each, a "Withdrawal Notice"), which shall (i) refer to this Section 13.5, (ii) contain all documents referred to below and (iii) describe with particularity the Retained Trust Moneys and the Asset Sale from which such Retained Trust Moneys were held as Collateral;

          (b) An Officer's Certificate certifying that (i) the release of the Retained Trust Moneys complies with the terms and conditions of Section
     6.15 of the Indenture, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Retained Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent to such release have been complied with;

          (c) All other documentation, if any, required under Section 314(d) of the Trust Indenture Act; and

          (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee in connection with a release of Retained Trust Moneys conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

          Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Retained Trust Moneys as directed and specified by the Company or its Subsidiary.


 SECTION 13.6. Withdrawals of Proceeds from Certain Sales of Securities.

          To the extent that any Trust Moneys consist of proceeds form the sale of Securities deposited in the Collateral Account pursuant to Section 6.9, such Trust Moneys may be withdrawn by the Company or by a Recourse Subsidiary of the Company and shall be paid by the Trustee upon a Company Order to reimburse the Company or its Recourse Subsidiary for expenditures made, or to pay costs incurred, by the Company or its Recourse Subsidiary to finance improvements to the Mortgaged Facility, upon receipt by the Trustee of the following:

          (a) an Officers' Certificate of the Company or its Recourse Subsidiary, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys:

                    (i) that expenditures have been made or costs incurred, by the Company or its Subsidiary in a specified amount for the purpose of financing the construction of improvements to to the Mortgaged Facility (including the acquisition of Fixtures and Equipment);

                    (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 13.6;

                    (iii) that the Mortgaged Facility improvements to be constructed are intended to add supplemental production, handling or performance capacity to the then existing Mortgaged Facility, including through the acquisition of Fixtures and Equipment (except that such Officers' Certificate may state that a portion of the planned construction is intended to replace existing improvements and Fixtures and Equipment to the extent ancillary to such construction); and

                    (iv) that no Default or Event of Default shall have occurred and be continuing;

          (b) all other documentation, if any, required under Section 314(d) of the Trust Indenture Act; and

          (c) an Opinion of Counsel substantially stating that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the Security Documents, and that, upon the basis of such request of the Company or its Subsidiary and the accompanying documents specified in this Section 13.6, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 13.6.

          Upon compliance with the foregoing provisions of this Section 13.6, the Trustee shall pay on the written request of the Company or its Recourse Subsidiary an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection (a) of this Section 13.6.


 SECTION 13.7.      Investment of Trust Moneys.

          All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested. Unless an Event of Default occurs and is continuing, any interest in such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

          The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 13.7.

                                  ARTICLE XIV

                      DEFEASANCE AND COVENANT DEFEASANCE


 SECTION 14.1. Company's Option to Effect Defeasance or Covenant Defeasance.

          The Company may at its option by Board Resolution, at any time, elect to have either Section 14.2 or Section 14.3 applied to the Outstanding Securities of any series upon compliance with the applicable conditions set forth below in this Article XIV.


 SECTION 14.2. Defeasance and Discharge.

          Upon the Company's exercise of the option provided in Section 14.1 applicable to this Section 14.2 with respect to the Securities of any series, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series (other than those specified in the next sentence) on the date the applicable conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 6.2 and 6.26 and with respect to the Trustee under Section 9.7, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XIV.
Subject to compliance with the applicable conditions under this Article XIV, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3.


 SECTION 14.3. Covenant Defeasance.

          Upon the Company's exercise of the option provided in Section 14.1 applicable to this Section 14.3 with respect to the Securities of any series,
(i) the Company shall be released from its obligations with respect to such Securities under Sections 6.9 through 6.25 and Section 6.27 and (ii) the occurrence of an event specified in Section 8.1(iv) with respect to such Securities (with respect to any of Section 6.9 through 6.25 and Section 6.27), 8.1(v) and (vi)) shall not be deemed to be an Event of Default (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly, or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section, insofar as any suuch term, condition or limitation relates to the Securities of such series to any other provision herein or in any other document, but the remainder of this Indenture with respect to the Securities of such series, the Indenture as it relates to the Securities of any other series, and the Securities of any other series shall be unaffected thereby.


 SECTION 14.4. Conditions to Defeasance or Covenant Defeasance.

          Except as otherwise indicated below, the following shall be the conditions to application of either Section 14.2 or Section 14.3 to the then Outstanding Securities of any series:

          The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company shall irrevocably have deposited or caused to be deposited in trust with the Trustee (or another trustee satisfying the requirements of Section 9.9 who shall agree to comply with the provisions of this Article applicable to the Trustee) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount sufficient to pay the principal of and each installment of interest on the Securities of such series on the Maturity Date of such principal or Interest Payment Date, as the case may be, in accordance with the terms of this Indenture and the Securities of such series, or (C) a combination of (A) and (B);

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of such series to maturity or redemption, as the case may be;

          (3) 91 days pass after the deposit is made and during the 91-day period no Event of Default or Default relating to bankruptcy and insolvency events with respect to the Company occurs which is continuing at the end of the period;

          (4) no Event of Default or Default with respect to the Securities of such series has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (ii) the Holders of Securities of such series have a valid first priority perfected security interest in the trust funds, and (iii) after passage of 91 days following the deposit (except, with respect to any trust funds for the account of any Holder of Securities of such series who may be deemed to be an "insider" for purposes of the Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (A) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders of Securities of such series, the Trustee will hold, for the benefit of the Holders of Securities of such series, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders of Securities of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in the applicable U.S. Federal income tax law or a regulation clarifying existing law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities of such series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (8) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 9.8 and for purposes of the Trust Indenture Act with respect to any securities of the Company;

          (9) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute default under, any other agreement or instrument to which the Company is a party or by which it is bound; and

          (10) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities of such series have been complied with.


SECTION 14.5. Deposited Money and U.S. Government Obligations to be held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 6.26, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 14.5 and Section 14.6, the "Trustee") pursuant to Section 14.4 in respect of the Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

          Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

          The provisions of the last paragraph of Section 6.26 shall apply to any money held by the Trustee or any Paying Agent under this Article XIV that remains unclaimed for two years after the Maturity Date of the applicable series of Securities for which money or Government Obligations have been deposited pursuant to Section 14.4.

 SECTION 14.6. Reinstatement.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 14.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and any applicable series of Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.5; provided, however, that if the Company makes any payment of principal of or interest on any Security following the reinstatement of the Company's obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

                                  ARTICLE XV

                                  INTERVENTION


 SECTION 15.1. Intervention.

          (a) The Company's Wholly-Owned Subsidiaries, River Road Realty Corporation and Bayou Steel Corporation (Tennessee), hereby (i) intervene in this Indenture in furtherance of the purposes hereof and in the Security Documents to which each is a party and (ii) agree with and for the benefit of the Trustee to the terms and provisions set forth in Annex A hereto, which terms and provisions shall be incorporated by reference herein as if set forth herein.

          (b)  The Trustee hereby accepts and agrees to clause (ii) of paragraph
(a) above.

                             ______________________

          THUS DONE AND PASSED in multiple originals, on the date first above written, at New Orleans, Louisiana, in the presence of the undersigned competent witnesses, and of the undersigned Notary Public, after due reading of the whole.


WITNESSES TO ALL                         BAYOU STEEL CORPORATION
SIGNATURES:

/S/ MARGARET M. LANDRY                   BY:  /S/ RICHARD J. GONZALEZ
----------------------                        -----------------------

PRINTED NAME:                            PRINTED NAME:
             ---------------------                    ---------------------
                                         TITLE:
                                               ----------------------------




                                         RIVER ROAD REALTY CORPORATION

/S/ MARGARET M. LANDRY                   BY: /S/ RICHARD J. GONZALEZ
----------------------                       -----------------------

PRINTED NAME:                            PRINTED NAME:
             ---------------------                    ---------------------
                                         TITLE:
                                               ----------------------------



                                         BAYOU STEEL CORPORATION
                                         (TENNESSEE)

/S/ MARGARET M. LANDRY                   BY:  /S/ RICHARD J. GONZALEZ
----------------------                        -----------------------

PRINTED NAME:                            PRINTED NAME:
             ---------------------                    ---------------------
                                         TITLE:
                                               ----------------------------



                                         FIRST NATIONAL BANK OF COMMERCE,
                                              AS TRUSTEE

/S/ MARGARET M. LANDRY                   BY:  /S/DENIS L. MILLINER
----------------------                        --------------------

PRINTED NAME:                            PRINTED NAME:
             ---------------------                    ---------------------
                                         TITLE:
                                               ----------------------------

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                   [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

No.   Principal Amount $[______________]

                                                          CUSIP NO. ____________

                            BAYOU STEEL CORPORATION

                      [__]% First Mortgage Note due 200[ ]

          Bayou Steel Corporation, a Delaware corporation promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars on [________], 200[ ].

        Interest Payment Dates: [______________].

        Record Dates: [______________].

        Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                  BAYOU STEEL CORPORATION


                                        By:
                                           --------------------------------

                                        Attest by:
                                                  -------------------------

                                                                               2
TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

FIRST NATIONAL BANK OF COMMERCE

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


By
  ---------------------------------
    Authorized Signatory                           [DATE]

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                      [__]% First Mortgage Note due 200[ ]


1.   Interest

          Bayou Steel Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

          The Company will pay interest semiannually on [_________] and [________] of each year. Interest on this Security will accrue from the most recent date to which interest has been paid on this Security or, if no interest has been paid, from [ISSUE DATE]. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by this Security to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

          The principal of and interest on this Security shall be payable at the office or agency of the Paying Agent in The City of New Orleans, maintained for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder of $10,000,000 in aggregate principal amount of Securities of any series shall be entitled to receive payments of interest by wire transfer in immediately available funds (but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date).

3.   Paying Agent and Security Registrar

          Initially, First National Bank of Commerce, a national banking association ("Trustee"), will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent without notice to any Holder. The Company may act as Paying Agent.

4.   Indenture

          The Company issued this Security under an Indenture dated as of May 22, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee.
The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
(S)(S) 77aaa-77bbbb) as in effect from time to time (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the Act for a statement of those terms.

          The Securities are senior secured obligation of the Company. This Security is one of the [1998] Initial Notes referred to in the Indenture. The [1998] Initial Notes and the [1998] Exchange Notes are treated as a single series of Securities under the Indenture. The Indenture imposes certain limitations on, among other things, the ability of the Company to incur additional Indebtedness; create Liens; make Restricted Payments; engage in certain transactions with stockholders and Affiliates; engage in Sale and Leaseback Transactions; dispose of assets; issue Preferred Stock of Subsidiaries; transfer assets to its subsidiaries; enter into agreements that restrict the ability of its Subsidiaries to make dividends and distributions; engage in mergers, consolidations and transfers of substantially all of the Company's assets; make certain Investments, loans, and advances; and create Non-Recourse Subsidiaries. These limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually its compliance with the limitations contained in the Indenture.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

5.   Mandatory Redemption

          Upon a Change of Control, the Holder of this Security will have the right to cause the Company to repurchase all or any part of this Security at a purchase price in cash equal to 101% of the principal amount hereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holder of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

          Section 6.15 of the Indenture provides that after certain Asset Sales, subject to certain limitations contained therein, the Company may be required to make an offer to purchase all or a portion of this Security in accordance with the procedures set forth in the Indenture.

6.   Optional Redemption

          [The Company, at its option, may redeem this Security, in whole or in part, from time to time on and after [__________, 2003], at the redemption prices set forth below (expressed as a percentage of the principal amount thereof), in each case together with accrued interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning [_______________] of the years indicated below:

          Year                           Percentage
          ----                           ----------

          [2003]                           ___.__%
          [2004]                           ___.__%
          [2005]                           ___.__%
          [2006] and thereafter            100.00%

provided that if the date fixed for redemption is [________] or [________], then the interest payable on such date shall be paid to the Holder of record on the next preceding [_________] or [__________].

          Prior to [__________], 2001, the Company may, at its option, from time to time, redeem up to 35% of the original aggregate principal amount of the 1998 Securities at a redemption price equal to ___% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption with all or a portion of the net proceeds of public sales of common stock of the Company; provided, that at least 65% of the original aggregate principal amount of the 1998 Securities remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of common stock of the Company.

          At any time prior to [____________], 2003, the Company may, at its option, redeem the 1998 Securities, in whole but not in part, upon the occurrence of a Change of Control, at a redemption price equal to 100% of the principal amount thereof, together with the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.]

          In the event that less than all of the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Securities of $1,000 or less shall be redeemed in whole or in part.

          At least 30 days but not more than 60 days prior to a redemption date (but, in the case of any redemption of this Security pursuant to a Change of Control, in no event more than 90 days after the occurrence of such Change of Control), the Company shall mail or cause the mailing of a notice of redemption by first-class mail to the Holder of this Security at its registered address.
If this Security is to be redeemed in
part only, the notice of redemption shall state the portion of the principal amount to be redeemed. A new Security in a principal amount equal to the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on this Security or the portion hereof called for redemption unless the Company defaults in the payment of the redemption price or accrued interest.

7.   Senior Secured Obligations

          The Securities are senior obligations of the Company, secured by a first priority lien, subject to certain exceptions, on the Collateral owned by it to the Collateral Agent for the benefit of the Holders pursuant to the Indenture and the Security Documents. The Recourse Subsidiaries of the Company shall, by executing the Indenture, guarantee the obligations of the Company with respect to the Securities. The Securities will rank senior in right of payment to all future subordinated indebtedness of the Company. The Subsidiary Guarantees will be secured by the Collateral assigned by such Subsidiary pursuant to a Subsidiary Security Agreement.

          Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture, and hereby irrevocably appoints the Trustee as its special attorney-in-fact for the Holder and vests the Trustee on behalf of the Holder with full power to act on such Holder's behalf and enforce the Security Documents for the benefit of the Holder.

          The Trustee, the Collateral Agent and each Holder acknowledges that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Indenture and Security Documents will not be deemed for any purpose to be an impairment of the Security under the Indenture.

8.   Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture and the face of this Security. The Company shall provide for the registration of Securities and of transfers of Securities in the Security Register. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made to the Holder of this Security for any registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchanges or transfers pursuant to Section 11.6 of the Indenture). The Security Registrar shall not be required to register the transfer of or exchange any Securities for a period beginning (i) 15 Business Days before the mailing of a notice of an offer to repurchase the

Securities of the same series as this Security and ending on the close of business on the day of such mailing or (ii) 15 Business Days before an interest payment date for this Security and ending on such interest payment date.

9.   Persons Deemed Owners

          The registered holder of this Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment as unsecured general creditors.

11.  Defeasance

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations with respect to this Security and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the series of Securities, of which this Security is a part, to maturity.

12.  Supplemental Indentures, Amendment, Waiver

          From time to time, the Company and the Subsidiary Guarantors when authorized by a Board Resolution, and the Trustee (or the Collateral Agent, if a party thereto), may, without the consent of any Holders, supplement the Indenture, or amend or waive the Security Documents or the Securities of any series for certain specified purposes, including, among other things, curing ambiguities, defects, or inconsistences maintaining the qualification of the Indenture under the Trust Indenture Act, making any change that does not adversely affect the rights of any Holder of Securities of any series or mortgaging, pledging, or granting a security interest in favor of the Collateral Agent as additional security for the payment and performance of the obligations of the Company under the Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Security Document or otherwise, to establish the terms of Securities of any series as permitted by Section 3.1(a) of the Indenture, to supplement any provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Securities of any series initially as securities registered under the Securities Act; provided, that any such action shall not adversely affect the interests of the Holders of any other series, or to add any Person

                                                                               6
who becomes a Recourse Subsidiary of the Company after the date of the Indenture as a party to the Indenture.

          Other amendments, modifications and supplements of the Indenture, the Securities of any series or the Security Documents may be made by the Company, the Collateral Agent (if a party thereto) and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series affected by such amendment waiver or supplement; provided, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or alter the redemption provisions or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof; or (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture; or (3) modify any of the provisions of Sections 8.8, 8.13 or 11.2 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (4) affect the ranking of the Securities of any series or the Liens in favor of the Trustee, the Collateral Agent and the Holders of Securities of any series in a manner adverse to the Holders or release all or substantially all of the Collateral.

13.  Defaults and Remedies

          If an Event of Default (other than an Event of Default specified in Section 8.1(vii), (viii) or (xi) of the Indenture) occurs and is continuing with respect to Outstanding Securities of any series, the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Securities of such series by notice to the Company (and to the Trustee if such notice is given by the Holders) may declare the principal amount and accrued interest on the Securities of that series to be immediately due and payable. If an Event of Default specified in Section 8.1(vii), (viii) or (xi) of the Indenture occurs, the principal amount and accrued interest shall ipso facto become and be immediately due and payable on all Outstanding Securities without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then Outstanding Securities of any series by notice to the Trustee and the Company may rescind an acceleration and its consequences with respect to such series if the Company has paid or deposited with the Trustee a sum sufficient to pay all amounts due on Securities of that series, other than amounts due by declaration of acceleration, and all existing Events of Default, other than the nonpayment of the principal of the Securities of that series which have became due solely by such declaration of acceleration have been cured or waived. The Holders of a majority in principal amount of the Outstanding Securities of any series also have the right to waive certain past defaults under the Indenture with respect to such series, except a default in the payment of the principal of, premium, if any, or interest on any Security of such series, or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders of Securities of such series.

          Holders of Securities of any series may not enforce the Indenture or the Securities of such series except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities of any series unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities of any series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities of any series notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.  Trustee Dealings with the Company

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on this Security. No representation is made as to the accuracy of such numbers as printed on this Security and reliance may be placed only on the other identification numbers placed thereon.

19.  Governing Law

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                    Bayou Steel Corporation
                    P.O. Box 5000
                    River Road
                    LaPlace, LA  70069

                    Attention: Secretary

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:____________________    Your Signature:___________________

Signature Guarantee:______________________________
               (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

     1[ ]      acquired for the undersigned's own account, without transfer; or

     2[ ]      transferred to the Company; or

     3[ ]      transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

     4[ ]      transferred pursuant to an effective registration statement under the Securities Act; or

     5[ ]      transferred pursuant to and in compliance with Regulation S under the Securities Act; or

     6[ ]      transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 3.2(g) of the Indenture); or

     7[ ]      transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                        ______________________________
                                        Signature
Signature Guarantee:

____________________________________    ______________________________
(Signature must be guaranteed)          Signature


____________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



                        _____________________
Dated:                  NOTICE:  To be executed by an executive officer

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


          The following increases or decreases in this Global Security have been made:



                 Amount of decrease in       Amount of increase in        Principal Amount of this      Signature of authorized
  Date of        Principal Amount of this    Principal Amount of this     Global Security following     signatory of Trustee or
 Exchange          Global Security             Global Security            such decrease or increase       Securities Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 6.15 or Section 6.19 of the Indenture, check the box:

                                      [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 6.15 or Section 6.19 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date: _______________       Your Signature: _________________________
                           (Sign exactly as your name appears on the other side
                            of the Security)


Signature Guarantee: _______________________________________
                    (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                        [FORM OF FACE OF EXCHANGE NOTE]

                       [Depository Legend, if applicable]


No.                                             Principal Amount $[____________]
                                                         CUSIP NO. _____________

                            BAYOU STEEL CORPORATION

                      [__]% First Mortgage Note due 200[ ]

          Bayou Steel Corporation, a Delaware corporation promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars on [________], 200[ ].

        Interest Payment Dates: [______________].

        Record Dates: [______________].

        Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                  BAYOU STEEL CORPORATION


                                        By:
                                           --------------------------------

                                        Attest by:
                                                  -------------------------
TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

FIRST NATIONAL BANK OF COMMERCE

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


By
  -------------------------------
    Authorized Signatory                           [DATE]

                                                                       EXHIBIT B

                    [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                      [__]% First Mortgage Note due 200[]


1.   Interest

          Bayou Steel Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

          The Company will pay interest semiannually on [_________] and [________] of each year. Interest on this Security will accrue from the most recent date to which interest has been paid on this Security or, if no interest has been paid, from [ISSUE DATE]. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by this Security to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

          The principal of and interest on this Security shall be payable at the office or agency of the Paying Agent in The City of New Orleans, maintained for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder of $10,000,000 in aggregate principal amount of Securities of any series shall be entitled to receive payments of interest by wire transfer in immediately available funds (but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date).

3.   Paying Agent and Security Registrar

          Initially, First National Bank of Commerce, a national banking association ("Trustee"), will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent without notice to any Holder. The Company may act as Paying Agent.

4.   Indenture

          The Company issued this Security under an Indenture dated as of May
22, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee.
The terms of this Security include those stated in the Indenture and those made part of the Indenture by
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                                                                               2

reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect from time to time (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the Act for a statement of those terms.

          The Securities are senior secured obligation of the Company. This Security is one of the [1998] Exchange Notes referred to in the Indenture. The [1998] Initial Notes and the [1998] Exchange Notes are treated as a single series of Securities under the Indenture. The Indenture imposes certain limitations on, among other things, the ability of the Company to incur additional Indebtedness; create Liens; make Restricted Payments; engage in certain transactions with stockholders and Affiliates; engage in Sale and Leaseback Transactions; dispose of assets; issue Preferred Stock of Subsidiaries; transfer assets to its subsidiaries; enter into agreements that restrict the ability of its Subsidiaries to make dividends and distributions; engage in mergers, consolidations and transfers of substantially all of the Company's assets; make certain Investments, loans, and advances; and create Non-Recourse Subsidiaries. These limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually its compliance with the limitations contained in the Indenture.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

5.   Mandatory Redemption

          Upon a Change of Control, the Holder of this Security will have the right to cause the Company to repurchase all or any part of this Security at a purchase price in cash equal to 101% of the principal amount hereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holder of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

          Section 6.15 of the Indenture provides that after certain Asset Sales, subject to certain limitations contained therein, the Company may be required to make an offer to purchase all or a portion of this Security in accordance with the procedures set forth in the Indenture.
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                                                                               3

6.   Optional Redemption

          [The Company, at its option, may redeem this Security, in whole or in part, from time to time on and after [__________, 2003], at the redemption prices set forth below (expressed as a percentage of the principal amount thereof), in each case together with accrued interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning [_______________] of the years indicated below:

          Year                            Percentage
          ----                            ----------
          [2003]                           ---.--%
          [2004]                           ___.__ %
          [2005]                           ___.__%
          [2006] and thereafter            100.00%

provided that if the date fixed for redemption is [________] or [________], then the interest payable on such date shall be paid to the Holder of record on the next preceding [_________] or [__________].

          Prior to [__________], 2001, the Company may, at its option, from time to time, redeem up to 35% of the original aggregate principal amount of the 1998 Securities at a redemption price equal to ___% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption with all or a portion of the net proceeds of public sales of common stock of the Company; provided, that at least 65% of the original aggregate principal amount of the 1998 Securities remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of common stock of the Company.

          At any time prior to [____________], 2003, the Company may, at its option, redeem the 1998 Securities, in whole but not in part, upon the occurrence of a Change of Control, at a redemption price equal to 100% of the principal amount thereof, together with the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.]

          In the event that less than all of the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee
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                                                                               4

shall deem fair and appropriate; provided, that no Securities of $1,000 or less shall be redeemed in whole or in part.

          At least 30 days but not more than 60 days prior to a redemption date (but, in the case of any redemption of this Security pursuant to a Change of Control, in no event more than 90 days after the occurrence of such Change of Control), the Company shall mail or cause the mailing of a notice of redemption by first-class mail to the Holder of this Security at its registered address.
If this Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed. A new Security in a principal amount equal to the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on this Security or the portion hereof called for redemption unless the Company defaults in the payment of the redemption price or accrued interest.

7.   Senior Secured Obligations

          The Securities are senior obligations of the Company, secured by a first priority lien, subject to certain exceptions, on the Collateral owned by it to the Collateral Agent for the benefit of the Holders pursuant to the Indenture and the Security Documents. The Recourse Subsidiaries of the Company shall, by executing the Indenture, guarantee the obligations of the Company with respect to the Securities. The Securities will rank senior in right of payment to all future subordinated indebtedness of the Company. The Subsidiary Guarantees will be secured by the Collateral assigned by such Subsidiary pursuant to a Subsidiary Security Agreement.

          Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture, and hereby irrevocably appoints the Trustee as its special attorney-in-fact for the Holder and vests the Trustee on behalf of the Holder with full power to act on such Holder's behalf and enforce the Security Documents for the benefit of the Holder.

          The Trustee, the Collateral Agent and each Holder acknowledges that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Indenture and Security Documents will not be deemed for any purpose to be an impairment of the Security under the Indenture.

8.   Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture and the face of this Security. The Company shall provide for the registration of Securities and of transfers of Securities in
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                                                                               5
the Security Register. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made to the Holder of this Security for any registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchanges or transfers pursuant to Section
11.6 of the Indenture). The Security Registrar shall not be required to register the transfer of or exchange any Securities for a period beginning (i) 15
Business Days before the mailing of a notice of an offer to repurchase the Securities of the same series as this Security and ending on the close of business on the day of such mailing or (ii) 15 Business Days before an interest payment date for this Security and ending on such interest payment date.

9.   Persons Deemed Owners

          The registered holder of this Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment as unsecured general creditors.

11.  Defeasance

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations with respect to this Security and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the series of Securities, of which this Security is a part, to maturity.

12.  Supplemental Indentures, Amendment, Waiver

          From time to time, the Company and the Subsidiary Guarantors when authorized by a Board Resolution, and the Trustee (or the Collateral Agent, if a party thereto), may, without the consent of any Holders, supplement the Indenture, or amend or waive the Security Documents or the Securities of any series for certain specified purposes, including, among other things, curing ambiguities, defects, or inconsistences maintaining the qualification of the Indenture under the Trust Indenture Act, making any change that does not adversely affect the rights of any Holder of Securities of any series or mortgaging, pledging, or granting a security interest in favor of the Collateral

Agent as additional security for the payment and performance of the obligations of the Company under the Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Security Document or otherwise, to establish the terms of Securities of any series as permitted by Section 3.1(a) of the Indenture, to supplement any provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Securities of any series initially as securities registered under the Securities Act; provided, that any such action shall not adversely affect the interests of the Holders of any other series, or to add any Person who becomes a Recourse Subsidiary of the Company after the date of the Indenture as a party to the Indenture.

          Other amendments, modifications and supplements of the Indenture, the Securities of any series or the Security Documents may be made by the Company, the Collateral Agent (if a party thereto) and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series affected by such amendment waiver or supplement; provided, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or alter the redemption provisions or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof; or (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture; or (3) modify any of the provisions of Sections 8.8, 8.13 or 11.2 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (4) affect the ranking of the Securities of any series or the Liens in favor of the Trustee, the Collateral Agent and the Holders of Securities of any series in a manner adverse to the Holders or release all or substantially all of the Collateral.

13.  Defaults and Remedies

          If an Event of Default (other than an Event of Default specified in
Section 8.1(vii), (viii) or (xi) of the Indenture) occurs and is continuing with respect to Outstanding Securities of any series, the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Securities of such series by notice to the Company (and to the Trustee if such notice is given by the Holders) may declare the principal amount and accrued interest on the Securities of that series to be immediately due and payable. If an Event of Default specified in Section 8.1(vii), (viii) or (xi) of the Indenture
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                                                                               7

occurs, the principal amount and accrued interest shall ipso facto become and be immediately due and payable on all Outstanding Securities without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then Outstanding Securities of any series by notice to the Trustee and the Company may rescind an acceleration and its consequences with respect to such series if the Company has paid or deposited with the Trustee a sum sufficient to pay all amounts due on Securities of that series, other than amounts due by declaration of acceleration, and all existing Events of Default, other than the nonpayment of the principal of the Securities of that series which have became due solely by such declaration of acceleration have been cured or waived. The Holders of a majority in principal amount of the Outstanding Securities of any series also have the right to waive certain past defaults under the Indenture with respect to such series, except a default in the payment of the principal of, premium, if any, or interest on any Security of such series, or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders of Securities of such series.

          Holders of Securities of any series may not enforce the Indenture or the Securities of such series except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities of any series unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities of any series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities of any series notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.  Trustee Dealings with the Company

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
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                                                                               8

16.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on this Security. No representation is made as to the accuracy of such numbers as printed on this Security and reliance may be placed only on the other identification numbers placed thereon.


19.  Governing Law

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                    Bayou Steel Corporation
                    P.O. Box 5000
                    River Road
                    LaPlace, LA  70069

                    Attention: Secretary

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: _______________  Your Signature ____________________

Signature Guarantee:  ____________________________________
                         (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


          The following increases or decreases in this Global Security have been made:



                Amount of decrease in        Amount of increase in       Principal Amount of this       Signature of authorized
  Date of      Principal Amount of this     Principal Amount of this     Global Security following      signatory of Trustee or
  Exchange          Global Security             Global Security          such decrease or increase         Securities Custodian



                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to Section 6.15 or Section 6.19 of the Indenture, check the box:

                                      [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 6.15 or Section 6.19 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: _______________      Your Signature: _________________________
                           (Sign exactly as your name appears on the other side of the Security)



Signature Guarantee: _______________________________________
                     (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.